                                                                    EXHIBIT 10.3

                             ARASTRADERO PROPERTY

                                      AND

                               ALTAVISTA COMPANY

                                     LEASE

                               SUMMARY OF LEASE

                        _______________________________



1.   DATE OF LEASE:                     September 13, 1999



2.   LANDLORD:                          Arastradero Property
                                        3945 Freedom Circle, Suite 640
                                        Santa Clara, California 95054



3.   TENANT:                            Altavista Company,
                                        a Delaware corporation



4.   PREMISES:                          1070 Arastradero Road
                                        Palo Alto, California



5.   SQUARE FEET:                       75,420 square feet



6.   PERMITTED USE:                     See paragraph 1



7.   TERM:                              Ten (10) years

     (a) SCHEDULED COMMENCEMENT DATE:   See paragraph 2

     (b) SCHEDULED EXPIRATION DATE:     See paragraph 2



8.   RENT:

     (a) BASIC RENT:                    $257,936.40 per month (Lease months
                                        1-12)
                                        $266,964.17 per month (Lease months
                                        13-24)
                                        $276,307.92 per month (Lease months
                                        25-36)
                                        $285,978.70 per month (Lease months
                                        37-48)
                                        $295,987.95 per month (Lease months
                                        49-60)
                                        $306,347.53 per month (Lease months
                                        61-72)
                                        $317,069.69 per month (Lease months
                                        73-84)
                                        $328,167.13 per month (Lease months
                                        85-96)
                                        $339,652.98 per month (Lease months
                                        97-108)
                                        $351,540.84 per month (Lease months
                                        103-120)

     (b) TENANT'S ESTIMATED SHARE OF
         COMMON AREA CHARGES:           $29,286.17  per month



9.   SECURITY DEPOSIT:                  See paragraph 4(e)



10.  OTHER IMPORTANT PROVISIONS:        Tenant Improvement Allowance
                                        Early Access
                                        Option to Extend Term
                                        Subject to Ground Lease
                                        Condition to Effectiveness
                                        Early Possession
                                        HVAC Replacement


11.  EXHIBITS:                          Exhibit A - Premises
                                        Exhibit B - Project
                                        Exhibit C - Tenant Work Letter Agreement
                                        Exhibit D - Ground Lease
                                        Exhibit E - Early Occupancy Space
                                        Exhibit F - Wood Siding Repair Work

THIS SUMMARY OF LEASE IS INTENDED TO SUMMARIZE CERTAIN KEY PROVISIONS IN THE ATTACHED LEASE. IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF THIS SUMMARY AND THE LEASE, THE PROVISIONS OF THE LEASE SHALL GOVERN.

                               TABLE OF CONTENTS

1.   USE
2.   TERM
3.   POSSESSION
4.   MONTHLY RENT
5.   ADJUSTMENT OF BASIC RENT
6.   RESTRICTION ON USE
7.   COMPLIANCE WITH LAWS
8.   ALTERATIONS
9.   REPAIR AND MAINTENANCE
10.  LIENS
11.  INSURANCE
12.  UTILITIES AND SERVICE
13.  TAXES AND OTHER CHARGES
14.  ENTRY BY LANDLORD
15.  COMMON AREA; PARKING
16.  COMMON AREA CHARGES
17.  DAMAGE BY FIRE; CASUALTY
18.  INDEMNIFICATION
19.  ASSIGNMENT AND SUBLETTING
20.  DEFAULT
21.  LANDLORD'S RIGHT TO CURE TENANT'S DEFAULT
22.  EMINENT DOMAIN
23.  NOTICE AND COVENANT TO SURRENDER
24.  TENANT'S QUITCLAIM
25.  HOLDING OVER
26.  SUBORDINATION
27.  CERTIFICATE OF ESTOPPEL
28.  SALE BY LANDLORD
29.  ATTORNMENT TO LENDER OR THIRD PARTY
30.  DEFAULT BY LANDLORD
31.  CONSTRUCTION CHANGES
32.  MEASUREMENT OF PREMISES
33.  ATTORNEY FEES
34.  SURRENDER
35.  WAIVER
36.  EASEMENTS; AIRSPACE RIGHTS
37.  RULES AND REGULATIONS
38.  NOTICES
39.  NAME
40.  GOVERNING LAW; SEVERABILITY
41.  DEFINITIONS
42.  TIME
43.  INTEREST ON PAST DUE OBLIGATIONS; LATE CHARGE
44.  ENTIRE AGREEMENT
45.  AUTHORITY
46.  RECORDING
47.  REAL ESTATE BROKERS
48.  EXHIBITS AND ATTACHMENTS
49.  ENVIRONMENTAL MATTERS
50.  SIGNAGE
51.  SUBMISSION OF LEASE
52.  PREMISES TAKEN "AS IS"
53.  ADDITIONAL RENT
54.  [INTENTIONALLY OMITTED]

55.  INITIAL TENANT IMPROVEMENT
56.  EARLY ACCESS
57.  OPTION TO EXTEND TERM
58.  SUBJECT TO GROUND LEASE
59.  CONDITION TO EFFECTIVENESS
60.  EARLY POSSESSION
61.  COUNTERPARTS
62.  HVAC REPLACEMENT

                                     LEASE
                                     -----


     THIS LEASE is made this 13 day of September, 1999, by and between ARASTRADERO PROPERTY, a California general partnership ("Landlord"), and ALTAVISTA COMPANY, a Delaware corporation ("Tenant").


                             W I T N E S S E T H :


     Landlord leases to Tenant and Tenant leases from Landlord those certain premises outlined in red on Exhibit A (the "Premises") commonly known as 1070 Arastradero Road, Palo Alto, California, which Landlord and Tenant hereby agree consists of approximately seventy-five thousand four hundred twenty (75,420) square feet. As used herein the term "Project" shall mean and include all of the land described in Exhibit B and all the buildings, improvements, fixtures and equipment now or hereafter situated on said land.

     Tenant covenants, as a material part of the consideration for this lease, to perform and observe each and all of the terms, covenants and conditions set forth below, and this lease is made upon the condition of such performance and observance.

     1.   USE

          Subject to the restrictions contained in paragraph 6 hereof, Tenant shall use the Premises for (i) general office, research and development and sales and (ii) other legal uses related to Tenant's business, provided that such other uses are permitted under all zoning laws and fire and building codes, the ground lease between the Board of Trustees of the Leland Stanford Junior University ("Stanford") as the "Lessor" and Landlord as the "Lessee", dated February 29, 1980 (the "Ground Lease") and any conditions, covenants and restrictions applicable to the Project, and Landlord consents in writing to such other uses, which consent shall not be unreasonably withheld. Tenant shall not use or permit the Premises to be used for any purpose which is not specifically permitted above.

     2.   TERM

          Lease Commencement and Expiration. The term shall commence on the
          ---------------------------------
Lease Commencement Date (defined below) and end on the Lease Expiration Date (defined below) unless sooner terminated as hereinafter provided). The "Lease Commencement Date" shall be the earlier of (i) the date that is ninety (90) days after the date that Landlord provides Tenant with access to the Premises in accordance with paragraph 56 below, (ii) substantial completion of the Tenant Improvements (defined in paragraph 55 below), or (iii) occupancy of the Premises or any part thereof by Tenant and/or Tenant's employees for purposes other than as permitted in paragraph 56 of this lease (regarding early access). The "Lease Expiration Date" shall be the date that is ten (10) years after the Lease Commencement Date.

     3.   POSSESSION

          (a) If Landlord for any reason cannot provide Tenant with access to the Premises by the date that is thirty (30) days after the date that Landlord and Tenant have both executed and delivered this lease, this lease shall not be void or voidable, Landlord shall not be liable to Tenant for any loss or damage on account thereof and, unless Landlord's failure to provide such access to Tenant is caused by the acts or omissions of Tenant, Tenant shall not be liable for rent until the Lease Commencement Date is determined in accordance with paragraph 2. Notwithstanding the above, if Landlord is unable to deliver possession of the Premises by the date that is thirty (30) days after the date that Landlord and Tenant have both executed and delivered this lease, plus the number of days of delay caused by Tenant, or by force majeure (defined below) ("Outside Delivery Date"), then Tenant may at its option, exercisable within ten
(10) days following such date, and as its sole remedy, terminate this lease; provided, however, (i) if Tenant fails to timely exercise such right within such ten (10) day period, Tenant's right to terminate shall lapse and (ii) if Tenant elects to terminate, Landlord may override Tenant's election by notifying Tenant within five (5) days after receipt of Tenant's written notice of election to terminate that Landlord has elected to override Tenant's election, in which case Tenant as its sole remedy shall be entitled to one day of free rent for each day of such delay in delivery of the Premises beyond the Outside Delivery Date (as extended above, if applicable) and Landlord shall not be liable to Tenant for any loss, damage or expense resulting from Landlord's failure to deliver possession. If Tenant elects to terminate this lease as provided in this paragraph, all amounts deposited with Landlord by Tenant shall be returned to Tenant and Landlord shall not be liable to Tenant for any loss, damage or expense resulting from Landlord's failure to deliver possession. For purposes of this lease, the term "force majeure" shall mean acts of God, strikes, lockouts, labor troubles, inability to procure labor or materials, fire, accident, riot, civil commotion, laws or regulations of general applicability, acts of tenant, any cause that is not due to Landlord's negligence or willful misconduct or any cause that is beyond Landlord's reasonable control.

          (b) Tenant's inability or failure to take possession of the Premises when access is tendered by Landlord (including, without limitation, Tenant's failure to satisfy the conditions precedent to such early access specified in paragraph 56 below) shall not delay the commencement of the term of this lease or Tenant's obligation to pay rent. Tenant acknowledges that Landlord shall incur significant expenses upon the execution of this lease, even if Tenant never takes possession of the Premises, including, without limitation, brokerage commissions and fees, and legal and other professional fees. Tenant acknowledges that all of said expenses shall be taken into account in measuring Landlord's damages should Tenant breach any of the terms of this lease. Notwithstanding the above, if Landlord is unable to deliver access to the Premises as required under paragraph 56 of this lease by the date that is ninety (90) days from the date of execution and delivery of this lease by both Landlord and Tenant plus the number of days of delay caused by Tenant, or by force majeure (defined below), then Tenant may at its option, exercisable within ten (10) days following such date, and as its sole remedy, terminate this lease; provided, however, if Tenant fails to timely exercise such right within such ten (10) day period, Tenant's right to terminate shall lapse. If Tenant elects to terminate this lease as provided in this paragraph, all amounts deposited with Landlord by Tenant shall be returned to Tenant and Landlord shall not be liable to Tenant for any loss, damage or expense resulting from Landlord's failure to deliver possession. For purposes of this lease, the term "force majeure" shall mean acts of God, strikes, lockouts, labor troubles, inability to procure labor or materials, fire, accident, riot, civil commotion, laws or regulations of general applicability, acts of tenant, any cause that is not due to Landlord's negligence or willful misconduct or any cause that is beyond Landlord's reasonable control.

     4.   MONTHLY RENT

          (a)  Basic Rent. Tenant shall pay to Landlord as basic rent for the
               ----------
Premises, in advance and subject to adjustment as provided in paragraph 5, the sum of Two Hundred Fifty-Seven Thousand Nine Hundred Thirty-Six and 40/100 Dollars ($257,936.40) on or before the first day of the first full calendar month of the term after the Lease Commencement Date and on or before the first day of each and every successive calendar month. Basic rent for any partial month shall be payable in advance and shall be prorated based on the actual number of days during the lease term occurring in such month divided by the total number of days in such month.

          (b)  Common Area Charges. In addition to the above basic rent and as
               -------------------
additional rent, Tenant shall pay to Landlord, subject to adjustments and reconciliation as provided in paragraph 16 of this lease, the sum of Twenty-Nine Thousand Two Hundred Eighty-Six and 17/100 Dollars ($29,286.17) on or before the first day of the first full calendar month of the term after the Lease Commencement Date and on the first day of each and every successive calendar month, said sum representing Tenant's estimated payment of its percentage share of common area charges as provided for in paragraph 16 of this lease. Payment of common area charges for any partial month shall be payable in advance and shall be prorated based on the actual number of days during the lease term occurring in such month divided by the total number of days in such month.

          (c)  Manner and Place of Payment. All payments of basic rent and
               ---------------------------
common area charges shall be paid to Landlord, without deduction or offset, in lawful money of the United States of America, at the office of Landlord at 3945 Freedom Circle, Suite 640, Santa Clara, California 95054, or to such other person or place as Landlord may from time to time designate in writing.

          (d)  First Month's Rent. Concurrently with Tenant's execution of this
               ------------------
lease, Tenant shall deposit with Landlord the sum of Two Hundred Eighty-Seven Thousand Two Hundred Twenty Two and 57/100 Dollars ($287,222.57) to be applied against the basic rent and common area charges for the first lease month of the term.

          (e)  Security Deposit. Concurrent with Tenant's execution of this
               ----------------
lease, Tenant shall deliver to Landlord an unconditional and irrevocable letter of credit ("Letter of Credit") in the amount of Four Million Dollars ($4,000,000) to secure the faithful performance by Tenant of all of the terms, covenants and conditions of this lease to be kept and performed by Tenant. The Letter of Credit shall be issued by a bank (the "L-C Bank") approved by Landlord and shall be in a form that is reasonably acceptable to Landlord in Landlord's reasonable discretion. The L-C Bank shall be a bank that accepts deposits, maintains accounts, has a local Santa Clara office that will negotiate the Letter of Credit or if no local office then the Letter of Credit shall provide for draws by Landlord upon delivery of the written draw request by courier or by fax (to be confirmed by telephone and with original to follow within three (3) business days) and payment to be made by wire transfer to Landlord's account as directed by Landlord upon receipt of the original or fax request. The deposits of the L-C Bank shall be insured by the Federal Deposit Insurance Corporation. Tenant shall pay all expenses, points, or fees incurred by Tenant in obtaining the Letter of Credit. The Letter of Credit shall be available by draft at sight, subject only to receipt by the bank of a notarized statement from Birk S. McCandless or Steven E. Sund or other authorized representative of Landlord requesting such draw. The Letter of Credit shall by its terms expire not less than one year from the date issued, and shall provide for automatic one (1) year extensions unless Landlord is notified in writing not less than ninety (90) days prior to such expiration from the L-C Bank that the Letter of Credit will not be extended. In any event, unless Tenant deposits with Landlord a cash security deposit of like amount as permitted below, said Letter of Credit shall be renewed by Tenant for successive periods of not less than one year each to and including the date that is sixty (60) days after the expiration date of this lease. The bank's written renewal of the Letter of Credit shall in each case be delivered to Landlord not less than ninety (90) days prior to the expiration date of the then outstanding Letter of Credit. Tenant's failure to so deliver, renew (including specifically but not limited to the delivery to Landlord of such renewal not less than ninety (90) days prior to expiration of the Letter of Credit) and maintain such Letter of Credit, shall be a material breach of this lease.

          If Tenant fails to perform any provision of this lease to be performed by Tenant after notice and the expiration of any applicable cure period (including, without limitation, providing, renewing and maintaining the Letter of Credit as required above, or payment of rent or any other amounts due Landlord under this lease), Landlord may, without prejudice to any other remedy available to Landlord, immediately and without further notice draw down that portion of the Letter of Credit which is necessary to (i) pay for any rent or other sums then due, (ii) pay or reimburse Landlord for any costs or fees incurred by Landlord in exercising its rights under this lease, or (iii) compensate Landlord for any loss, damage, cost or expense incurred by Landlord due to Tenant's default. Upon written notice from Landlord to Tenant of the amount of any partial draw, Tenant shall within five (5) business days deliver to Landlord an additional letter of credit as necessary to reinstate the full amount of the security deposit required hereunder. If Tenant fails to provide such replacement Letter(s) of Credit, Landlord may without further notice draw down the entire amount of the Letter(s) of Credit, which amounts shall be held by Landlord as a cash security deposit for the faithful performance by Tenant of all of the terms, covenants and conditions of this lease to be kept and performed by Tenant. If Tenant defaults with respect to any provision of this lease, including, but not limited to, the default that precipitated the draw on the Letter of Credit, Landlord may (but shall not be required to) use, apply or retain all or any part of this security deposit for the payment of any amount which Landlord may spend by reason of Tenant's default or to compensate Landlord for any other actual expense, loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of said deposit is so used, Tenant shall, within five (5) days after written demand therefor, deposit cash with Landlord in the amount sufficient to restore the security deposit to its original amount and Tenant's failure to do so shall be a material breach of this lease. Landlord shall not be required to keep this security deposit separate from its general funds and Tenant shall not be entitled to interest on such deposit. If Tenant is not in default at the expiration or termination of this lease, the security deposit or any balance thereof shall be returned to Tenant after Tenant has vacated the Premises. In the event of termination of Landlord's interest in this lease, Landlord shall transfer said deposit to Landlord's successor in interest, and Tenant agrees that Landlord shall thereupon be released from liability for the return of such deposit or any accounting therefor.

          In the event that (i) Tenant goes public and raises a minimum of $150,000,000 (net of expenses) as a result of such initial public offering, and
(ii) Tenant thereafter maintains a market capitalization of not less than $1.5 Billion for four consecutive quarters, then the amount of the Letter of Credit required under this lease shall be reduced to $2,000,000.

     (f)  Application of Payments. All payments received by Landlord from Tenant
          -----------------------
may be applied by Landlord in Landlord's sole discretion to the oldest payment obligation(s) owed by Tenant to Landlord or in such other order as Landlord determines in Landlord's sole and absolute discretion. No designation by Tenant, either in a separate writing or on a check or money order, shall modify this clause or have any force or effect. Notwithstanding the above, Landlord's determination not to apply such payments to the oldest payment obligations first as specified above shall not constitute a waiver by Landlord with respect to Landlord's claims against Tenant for such prior payment obligation(s) of Tenant or Landlord's right to apply future payments to such prior payment obligation(s) of Tenant in such order as Landlord may determine in Landlord's sole and absolute discretion.

     5.   ADJUSTMENT OF BASIC RENT

          The basic rent provided for in paragraph 4(a) shall be adjusted periodically and the monthly basic rent for each period shall be as set forth below:

          Lease Months   1 -  12    $257,936.40 per month

          Lease Months  13 -  24    $266,964.17 per month

          Lease Months  25 -  36    $276,307.92 per month

          Lease Months  37 -  48    $285,978.70 per month

          Lease Months  49 -  60    $295,987.95 per month

          Lease Months  61 -  72    $306,347.53 per month

          Lease Months  73 -  84    $317,069.69 per month

          Lease Months  85 -  96    $328,167.13 per month

          Lease Months  97 - 108    $339,652.98 per month

          Lease Months 109 - 120    $351,540.84 per month

     6.   RESTRICTION ON USE

          Tenant shall not do or permit to be done in or about the Premises or the Project, nor bring or keep or permit to be brought or kept in or about the Premises or Project, anything which is prohibited by or will in any way increase the existing rate of, or otherwise affect, fire or any other insurance covering the Project or any part thereof, or any of its contents, or will cause a cancellation of any insurance covering the Project or any part thereof, or any of its contents. Tenant shall not do or permit to be done anything in or about the Premises or the Project which will constitute waste or which will in any way obstruct or interfere with the rights of other tenants or occupants of the Project or injure or annoy them, or use or allow the Premises to be used for any unlawful purpose, nor shall Tenant cause, maintain or permit any nuisance in or about the Premises or the Project. No loudspeaker or other device, system or apparatus which can be heard outside the Premises shall be used in or at the Premises without the prior written consent of Landlord. Tenant shall not use the Premises in any manner that will cause or emit any objectionable odor, noise or light into the adjoining premises or Common Area. Tenant shall not do anything on the Premises that will cause damage to the Project and Tenant shall not overload the floor capacity of the Premises or the Project. No machinery, apparatus or other appliance shall be used or operated in or on the Premises that will in any manner injure, vibrate or shake the Premises. Landlord shall be the sole judge, in its reasonable discretion, of whether such odor, noise, light or vibration is such as to violate the provisions of this paragraph. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Premises or the Project except in trash containers placed inside exterior enclosures designated for that purpose by Landlord, or where otherwise designated by Landlord; and no toxic or hazardous materials shall be disposed of through the plumbing or sewage system. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature shall be stored or permitted to remain outside of the building proper. No retail sales shall be made on the Premises. Tenant shall comply with any covenant, condition or restriction ("C.C. & R.s") affecting the Premises.

     7.   COMPLIANCE WITH LAWS

          Tenant represents and warrants that upon completion of the Tenant Improvements, the Tenant Improvements as constructed will be in compliance with all laws, statutes, ordinances and governmental rules, regulations and requirements of federal, state, county, municipal and other governmental authorities. Tenant shall, in connection with its use and occupation of the Premises, at its sole cost and expense, promptly observe and comply with (i) all laws, statutes, ordinances and governmental rules, regulations and requirements of federal state, county, municipal and other governmental authorities, now or hereafter in effect, which shall impose any duty upon Landlord or Tenant with respect to the use, occupancy or alteration to the Premises (except to the extent of Landlord's obligations pursuant to Section 9 below), (ii) with the requirements of any board of fire underwriters or other similar body now or hereafter constituted and (iii) with any direction or occupancy certificate issued pursuant to law by any public authority; provided, however, that no such failure shall be deemed a breach of these provisions if Tenant, immediately upon notification, commences to remedy or rectify said failure. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant (whether or not Landlord is a party thereto) that Tenant has violated any such law, statute, ordinance or governmental rule, regulation, requirement, direction or provision, shall be conclusive of that fact as between Landlord and Tenant. This lease shall remain in full force and effect notwithstanding any loss of use or other effect on Tenant's enjoyment of the Premises by reason of any governmental laws, statutes, ordinances, rules, regulations and requirements now or hereafter in effect.

     8.   ALTERATIONS

          Tenant shall not make or suffer to be made any alteration, addition or improvement to or of the Premises or any part thereof (collectively referred to herein as "alterations") without (i) the prior written consent of Landlord, (ii) a valid building permit issued by the appropriate governmental authority and
(iii) otherwise complying with all applicable laws, regulations and requirements of governmental agencies having jurisdiction and with the rules, regulations and requirements of any board of fire underwriters or similar body. Notwithstanding the foregoing, Tenant may make non-structural alterations costing less than $20,000 per alteration and less than $100,000 in the aggregate in any one-year period of the term without the prior written consent of Landlord, provided that prior to making such alteration Tenant informs Landlord in writing of the nature of the alteration, the cost thereof and the contractor engaged or proposed to be engaged to perform such work, and provided further that all such work complies with clauses (ii) and (iii) above. Landlord's consent to any requested alteration shall not create on the part of Landlord or cause Landlord to incur any responsibility or liability for such alteration's compliance with all laws, rules and regulations of federal, state, county, municipal and other governmental authorities. Any alteration made by Tenant (excluding moveable furniture and trade fixtures not attached to the Premises) shall at once become a part of the Premises and belong to Landlord, subject to Landlord's right to require removal and restoration as specified herein. Without limiting the foregoing, all heating, lighting, electrical (including all wiring, conduit, outlets, drops, buss ducts, main and subpanels), air conditioning, permanent partitioning, drapery and carpet installations made by Tenant, regardless of how attached to the Premises, together with all other alterations that have become an integral part of the Project in which the Premises are a part, shall be and become part of the Premises and belong to Landlord upon installation and shall not be deemed trade fixtures and, subject to Landlord's right to require removal and restoration as specified herein, shall remain upon and be surrendered with the Premises at the termination of this lease. Notwithstanding the foregoing, the installation of moveable equipment, furniture and trade fixtures shall not be deemed alterations and shall remain Tenant's personal property.

          Regardless of whether Landlord's consent is required in connection with the making of any alteration by Tenant, if Landlord consents to the making of any alteration by Tenant, the same shall be made by Tenant at its sole risk, cost and expense and only after Landlord's written approval of any contractor or person selected by Tenant for that purpose, such approval not to be unreasonably withheld, conditioned or delayed. Tenant shall, if required by Landlord, secure at Tenant's cost a completion and lien indemnity bond for such work. Upon the expiration or sooner termination of the term, Landlord may, at its sole option, require Tenant, at Tenant's sole cost and expense, to promptly remove any such alteration made by Tenant and designated by Landlord to be removed, repair any damage to the Premises caused by such removal and restore the Premises to their condition prior to Tenant's alteration. Upon Tenant's request made at the time that Tenant requests Landlord's consent to any particular alteration, Landlord shall notify Tenant whether Landlord will waive its right to require removal and restoration as provided above. Any moveable furniture and equipment or trade fixtures remaining on the Premises at the expiration or other termination of the term shall become the property of the Landlord; provided, however, in addition to all other remedies available to Landlord at law or in equity, Landlord may
(i) require Tenant to remove same or (ii) remove same at Tenant's cost, and Tenant shall be liable to Landlord for all damages incurred by Landlord related thereto.

          If during the term any alteration, addition or change of the Premises or the Project is required by law, regulation, ordinance or order of any public authority, Tenant, at its sole cost and expense, shall promptly make the same.

     9.   REPAIR AND MAINTENANCE

          Landlord represents that on the date that Landlord delivers the Premises to Tenant pursuant to paragraph 56 below (Early Access), the building systems (i.e. plumbing, mechanical and electrical systems, but not HVAC equipment) in the Premises shall be in good working order and the roof will be watertight. In addition, Landlord will complete the repairs as specified on Exhibit F attached hereto. Tenant has inspected the Premises and acknowledges that all building systems are in good working order;

except the HVAC system which shall be repaired by Landlord to good operating condition (see Cal Air report dated July 28, 1999). Tenant has inspected the Premises and accepts the Premises in its current condition and acknowledges that the Premises are in good and sanitary order, condition and repair. Except as expressly provided below, Tenant shall at its sole cost keep and maintain the entire Premises and every part thereof including, without limitation, the windows, window frames, plate glass, glazing, elevators within the Premises, truck doors, doors and all door hardware, the interior walls and partitions, lighting and the electrical, mechanical, and plumbing systems.

     Subject to the provisions of paragraph 17, Landlord shall keep and maintain the roof, structural elements, exterior walls of the buildings constituting the Project, the heating and air conditioning systems, and the Common Area (including the parking areas, landscaping and all amenities located outside the building) in good order and repair. Tenant waives all rights under and benefits of California Civil Code Sections 1932(1), 1941, and 1942 and under any similar law, statute or ordinance now or hereafter in effect. The cost of the repairs and maintenance which are the obligation of Landlord hereunder, including without limitation, maintenance contracts and supplies, materials, equipment and tools used in such repairs and maintenance shall be a common area charge and Tenant shall pay its percentage share of such costs to Landlord as provided in paragraph 16; provided, however, that if any repairs or maintenance is required because of the negligence or willful misconduct of Tenant, or its agents, employees or invitees, Tenant shall pay to Landlord upon demand the full cost of such repairs or maintenance. Notwithstanding the above, the cost of roof replacement and structural repairs to the building shall be amortized over its useful life (including interest at a rate of two percent (2%) over the then current Prime Rate as published by the Wall Street Journal) and the amortized cost shall be included within common area charges and Tenant shall pay its proportionate share thereof as provided in paragraph 16 of this lease.

     10.  LIENS

          Tenant shall keep the Premises and the Project free from any liens arising out of any work performed, materials furnished or obligations incurred by Tenant, its agents, employees or contractors. Upon Tenant's receipt of a preliminary twenty (20) day notice filed by a claimant pursuant to California Civil Code Section 3097, Tenant shall immediately provide Landlord with a copy of such notice. Should any lien be recorded against the Project, Tenant shall give immediate notice of such lien to Landlord. In the event that Tenant shall not, within ten (10) business days following receipt of notice of the imposition of such lien, cause the same to be released of record, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but no obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All sums paid by Landlord for such purpose, and all expenses (including attorneys' fees) incurred by it in connection therewith, shall be payable to Landlord by Tenant on demand with interest at the rate of twelve percent (12%) per annum or the maximum rate permitted by law, whichever is less. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper for the protection of Landlord, the Premises and the Project and any other party having an interest therein, from mechanics' and materialmen's liens and like liens. Tenant shall give Landlord at least ten (10) days prior notice of the date of commencement of any construction on the Premises in order to permit the posting of such notices. In the event Tenant is required to post an improvement bond with a public agency in connection with any work performed by Tenant on or to the Premises, Tenant shall include Landlord as an additional obligee.

     11.  INSURANCE

          Tenant, at its sole cost and expense, shall keep in force during the term (i) commercial general liability and property damage insurance with a combined single limit of at least $5,000,000 per occurrence insuring against personal or bodily injury to or death of persons occurring in, on or about the Premises or Project and any and all liability of the insureds with respect to the Premises or arising out of Tenant's maintenance, use or occupancy of the Premises and all areas appurtenant thereto, (ii) direct physical loss-special insurance covering the leasehold improvements in the Premises and all of Tenant's equipment, trade fixtures, appliances, furniture, furnishings, and personal property from time to time located in, on or about the Premises, with coverage in the amount of the full replacement cost thereof, and (iii) Worker's Compensation Insurance as required by law, together with employer's liability coverage with a limit of not less than $1,000,000 for bodily injury for each accident and for bodily injury by disease for each employee. Tenant's commercial general liability and property damage insurance and Tenant's Workers Compensation Insurance shall be endorsed to provide that said insurance shall not be canceled or reduced except upon at least thirty (30) days prior written notice to Landlord. Further, Tenant's commercial general liability and property damage insurance shall be primary and shall be endorsed to provide that Landlord and McCandless Management Corporation, and their respective partners, officers, directors and employees and such other persons or entities as directed from time to time by Landlord shall be named as additional insureds for all liability using ISO Bureau Form CG20111185 (or a successor form) or such other endorsement form reasonably acceptable to Landlord; shall contain a severability of interest clause and a cross-liability endorsement; shall be endorsed to provide that the limits and aggregates apply per location using ISO Bureau Form CG25041185 (or a successor form) or such other endorsement form reasonably acceptable to Landlord; and shall be issued by an insurance company admitted to transact business in the State of California and rated A VIII or better in Best's Insurance Reports (or successor report). The deductibles for all insurance required to be maintained by Tenant hereunder shall be reasonably satisfactory to Landlord. The commercial general liability insurance carried by Tenant shall specifically insure the performance by Tenant of the indemnification provisions set forth in paragraph 18 of this lease provided, however, nothing contained in this paragraph 11 shall be construed to limit the liability of Tenant under the indemnification provisions set forth in said paragraph 18, except to the extent Landlord has waived its rights pursuant to this paragraph. If Landlord or any of the additional insureds named on any of Tenant's insurance, have other insurance which is applicable to the covered loss on a contributing, excess or contingent basis, the amount of the Tenant's insurance company's liability under the policy of insurance maintained by Tenant shall not be reduced by the existence of such other insurance. Any insurance carried by Landlord or any of the additional insureds named on Tenant's insurance policies shall be excess and non-contributing with the insurance so provided by Tenant.

          Tenant shall, prior to the commencement of the term and at least thirty (30) days prior to any renewal date of any insurance policy required to be maintained by Tenant pursuant to this paragraph, provide Landlord with a completed Certificate of Insurance, using a form acceptable in Landlord's reasonable judgment, attaching thereto copies of all endorsements required to be provided by Tenant under this lease. Tenant agrees to increase the coverage or otherwise comply with changes in connection with said commercial general liability, property damage, direct physical loss and Worker's Compensation Insurance as Landlord or Landlord's lender may from time to time reasonably require.

          Landlord shall obtain and keep in force a policy or policies of insurance covering loss or damage to the Premises and Project, in the amount of the full replacement value thereof, providing protection against those perils included within the classification of "all risk" insurance, with increased cost of reconstruction and contingent liability (including demolition), plus a policy of rental income insurance in the amount of one hundred percent (100%) of twelve
(12) months' rent (including sums paid as additional rent) and such other insurance as Landlord or Landlord's lender may from time to time require. Landlord may, but shall not be obligated to, obtain flood and/or earthquake insurance. Landlord shall have no liability to Tenant if Landlord elects not to obtain flood and/or earthquake insurance. Landlord shall keep in force during the term commercial general liability and property damage insurance with a combined single limit of at least $5,000,000 per occurrence insuring against personal or bodily injury to or death of persons occurring in, on or about the Project and any and all liability of Landlord with respect to the Project or arising out of Landlord's maintenance, use or occupancy of the Project. The cost of all such insurance purchased by Landlord, plus any charges for deferred payment of premiums and the amount of any deductible incurred upon any covered loss within the Project, shall be common area charges and Tenant shall pay to Landlord its percentage share of such costs as provided in paragraph 16. If the cost of insurance is increased due to Tenant's particular use of the Premises (other than that which is typical for office and research and development use), then Tenant shall pay to Landlord upon demand the full cost of such increase.

          Landlord and Tenant hereby mutually waive any and all rights of recovery against one another for real or personal property loss or damage occurring to the Premises or the Project, or any part thereof, or to any personal property therein, from perils insured against under fire and extended insurance and any other property insurance policies existing for the benefit of the respective parties so long as such insurance permits waiver of liability and contains a waiver of subrogation without additional premiums.

          If Tenant does not take out and maintain insurance as required pursuant to this paragraph 11, then upon five (5) business days written notice from Landlord, Landlord may, but shall not be obligated to, take out the necessary insurance and pay the premium therefor, and Tenant shall repay to Landlord promptly on demand, as additional rent, the amount so paid. In addition, Landlord may recover from Tenant and Tenant agrees to pay, as additional rent, any and all reasonable expenses (including attorney fees) and actual damages which Landlord may sustain by reason of the failure of Tenant to obtain and maintain such insurance, it being expressly declared that the expenses and damages of Landlord shall not be limited to the amount of the premiums thereon.

     12.  UTILITIES AND SERVICE

          Tenant shall pay for all water, gas, light, heat, power, electricity, telephone, trash pickup, sewer charges and all other services supplied to or consumed on the Premises. In the event that any service is not separately metered or billed to the Premises, the cost of such utility service or other service shall be a common area charge and Tenant shall pay its percentage share of such cost to Landlord as provided in paragraph 16. In addition, the cost of all utilities and services furnished by Landlord to the Common Area shall be a common area charge and Tenant shall pay its percentage share of such cost to Landlord as provided in paragraph 16.

          If Tenant's use of any such utility or service is materially in excess of the average furnished to the other tenants of the Project, and such utility or service is not separately metered, then Tenant shall pay to Landlord upon demand, as additional rent, the full cost of such excess use, as reasonably determined by Landlord, or Landlord may cause such utility or service to be separately metered, in which case Tenant shall pay the full cost of such utility or service and reimburse Landlord upon demand for the cost of installing the separate meter.

          Landlord shall not be liable for, and Tenant shall not be entitled to any abatement or reduction of rent by reason of, the failure of any person or entity to furnish any of the foregoing services when such failure is caused by accident, breakage, repairs, strikes, lockouts or other labor disturbances or labor disputes of any character, governmental moratoriums, regulations or other governmental actions, or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord. In addition, Tenant shall not be relieved from the performance of any covenant or agreement in this lease because of any such failure, and no eviction of Tenant shall result from such failure.

          Notwithstanding anything to the contrary in this lease, if: (a) any services or utilities are interrupted or discontinued due to Landlord's gross negligence or willful misconduct and the Premises are untenantable as a result of such interruption or discontinuance, and (b) Tenant shall have given written notice respecting such interruption or discontinuance to Landlord, and Landlord shall have failed to cure such interruption or discontinuance within three (3) business days after receiving such notice, then Tenant shall as its sole remedy against Landlord, be entitled to an equitable abatement of rent to the extent that Tenant's use of the Premises is thereafter prevented by such interruption or discontinuance.

     13.  TAXES AND OTHER CHARGES

          All real estate taxes and assessments and other taxes, fees and charges of every kind or nature, foreseen or unforeseen, which are levied, assessed or imposed upon Landlord and/or against the Premises, building, Common Area or Project, or any part thereof by any federal, state, county, regional, municipal or other governmental or quasi-public authority, together with any increases therein for any reason, shall be a common area charge and Tenant shall pay its percentage share of such costs to Landlord as provided in paragraph 16. By way of illustration and not limitation, "other taxes, fees and charges" as used herein include any and all taxes payable by Landlord (other than state and federal personal or corporate income taxes measured by the net income of Landlord from all sources, and premium taxes), whether or not now customary or within the contemplation of the parties hereto, (i) upon, allocable to, or measured by the rent payable hereunder, including, without limitation, any gross income or excise tax levied by the local, state or federal government with respect to the receipt of such rent, (ii) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any part thereof, (iii) upon or measured by the value of Tenant's personal property or leasehold improvements located in the Premises, (iv) upon this transaction or any document to which Tenant is a party creating or transferring an interest or estate in the Premises, (v) upon or with respect to vehicles, parking or the number of persons employed in or about the Project, and
(vi) any tax, license, franchise fee or other imposition upon Landlord which is otherwise measured by or based in whole or in part upon the Project or any portion thereof. If Landlord contests any such tax, fee or charge, the cost and expense incurred by Landlord thereby (including, but not limited to, costs of attorneys and experts) shall also be common area charges and Tenant shall pay its percentage share of such costs to Landlord as provided in paragraph 16. Any tax adjustments made as a result of any such contest shall be applied to the common area charges for the applicable period and Tenant shall be entitled to its proportionate share of any reduction in common area charges resulting therefrom. In the event the Premises and any improvements installed therein by Tenant or Landlord are valued by the assessor disproportionately higher than those of other tenants in the building or Project or in the event alterations or improvements are made to the Premises, Tenant's percentage share of such taxes, assessments, fees and/or charges shall be readjusted upward accordingly and Tenant agrees to pay such readjusted share. Such determination shall be made by Landlord from the respective valuations assigned in the assessor's work sheet or such other information as may be reasonably available and Landlord's determination thereof shall be conclusive.

          Tenant agrees to pay, before delinquency, any and all taxes levied or assessed during the term hereof upon Tenant's equipment, furniture, fixtures and other personal property located in the Premises, including carpeting and other property installed by Tenant notwithstanding that such carpeting or other property has become a part of the Premises. If any of Tenant's personal property shall be assessed with the Project, Tenant shall pay to Landlord, as additional rent, the amount attributable to Tenant's personal property within ten (10) days after receipt of a written statement from Landlord setting forth in reasonable detail the amount of such taxes, assessments and public charges attributable to Tenant's personal property.

     14.  ENTRY BY LANDLORD

          Landlord reserves, and at all reasonable times, upon reasonable advance notice shall have, the right to enter the

Premises (i) to inspect the Premises, (ii) to supply services to be provided by Landlord hereunder, (iii) to show the Premises to prospective purchasers, lenders or tenants and to put 'for sale' or 'for lease' signs thereon, (iv) to post notices required or allowed by this lease or by law, (v) to alter, improve or repair the Premises and any portion of the Project, and (vi) to erect scaffolding and other necessary structures in or through the Premises or the Project where reasonably required by the character of the work to be performed. Tenant shall have the right to accompany Landlord during such entry by Landlord and Landlord shall comply with Tenant's reasonable sign-in and security measures. Landlord shall not be liable in any manner for any inconvenience, disturbance, loss of business, nuisance or other damage arising from Landlord's entry and acts pursuant to this paragraph and Tenant shall not be entitled to an abatement or reduction of rent if Landlord exercises any rights reserved in this paragraph. Landlord shall use reasonable efforts to minimize any interference with Tenant's access to or use of the Premises in exercising such rights. For each of the foregoing purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, on and about the Premises (excluding Tenant's vaults, safes and similar areas designated in writing by Tenant in advance), and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Premises. Any entry by Landlord to the Premises pursuant to this paragraph shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof.

     15.  COMMON AREA; PARKING

          Subject to the terms and conditions of this lease and such rules and regulations as Landlord may from time to time prescribe, Tenant and Tenant's employees and invitees shall, in common with other occupants of the Project, and their respective employees and invitees and others entitled to the use thereof, have the nonexclusive right to use the access roads, parking areas and facilities within the Project provided and designated by Landlord for the general use and convenience of the occupants of the Project which areas and facilities shall include, but not be limited to, sidewalks, parking, refuse, landscape and plaza areas, roofs and building exteriors, which areas and facilities are referred to herein as "Common Area". This right shall terminate upon the termination of this lease.

          Landlord reserves the right from time to time to make changes in the shape, size, location, amount and extent of the Common Area; provided that the basic character of the amenities remains substantially unchanged. Landlord shall also have the right at any time to change the name, number or designation by which the Project is commonly known. Landlord further reserves the right to promulgate such reasonable rules and regulations relating to the use of the Common Area, and any part thereof, as Landlord may deem appropriate for the best interests of the occupants of the Project. The rules and regulations shall be binding upon Tenant upon delivery of a copy of them to Tenant and Tenant shall abide by them and cooperate in their observance. Such rules and regulations may be amended by Landlord from time to time, with or without advance notice. In the event of a conflict, the provisions of this lease shall prevail over the rules and regulations.

          Tenant shall have the use of all existing parking spaces at the Premises; provided that Landlord and Landlord's agents, contractors and employees shall have the right to use such parking areas as reasonably necessary to fulfill Landlord's obligations under this lease. Tenant, at Tenant's expense, may modify the parking areas to increase the number of parking spaces, subject to Landlord's approval of design and structure and consent of Stanford. Any such modification of the parking area shall be subject to the provisions regarding alterations in paragraph 8 of this lease. Landlord makes no representations to Tenant regarding Tenant's ability to obtain the requisite permits, consents and approvals from Stanford and governmental authorities and Tenant's inability to do so shall not affect this lease. Landlord reserves the right at its sole option to assign and label parking spaces, but it is specifically agreed that Landlord is not responsible for policing any such parking spaces; provided that such right shall not apply while Tenant occupies the entire leasable space in the Project. Tenant shall not at any time park or permit the parking of Tenant's trucks or other vehicles, or the trucks or other vehicles of others, adjacent to loading areas so as to interfere in any way with the use of such areas; nor shall Tenant at any time park or permit the parking of Tenant's vehicles or trucks, or the vehicles or trucks of Tenant's suppliers or others, in any portion of the Common Area not designated by Landlord for such use by Tenant. Tenant shall not park or permit any inoperative vehicle or equipment to be parked on any portion of the Common Area.

          Landlord shall operate, manage and maintain the Common Area. The manner in which the Common Area shall be operated, managed and maintained and the expenditures for such operation, management and maintenance shall be at the sole discretion of Landlord; provided that Landlord shall maintain the Project in a first class condition. The cost of such maintenance, operation and management of the Common Area, including but not limited to landscaping, repair of paving, parking lots and sidewalks, security and exterminator services and salaries and employee benefits (including union benefits) of on-site personnel engaged in such maintenance and operations management, shall be a common area charge and Tenant shall pay to Landlord its percentage share of such costs as provided in paragraph 16.

     16.  COMMON AREA CHARGES

          Tenant shall pay to Landlord, as additional rent, an amount equal to one hundred percent (100%) of the total common area charges as defined below. Tenant's percentage share of common area charges shall be paid as follows:

          Tenant's estimated monthly payment of common area charges payable by Tenant during the calendar year in which the term commences is set forth in paragraph 4(b) of this lease. Prior to the commencement of each succeeding calendar year of the term (or as soon as practicable thereafter), Landlord shall deliver to Tenant a written estimate of Tenant's monthly payment of common area charges. Tenant shall pay, as additional rent, on the first day of each month during the term in accordance with paragraph 4(b) of the lease, its monthly share of common area charges as estimated by Landlord. Within one hundred twenty
(120) days of the end of each calendar year and of the termination of this lease (or as soon as practicable thereafter), Landlord shall deliver to Tenant a statement of actual common area charges incurred for the preceding year. If such statement shows that Tenant has paid less than its actual percentage then Tenant shall on demand pay to Landlord the amount of such deficiency which payment shall be due within thirty (30) days after the date of Landlord's notice. If such statement shows that Tenant has paid more than its actual percentage share then Landlord shall, at its option, promptly refund such excess to Tenant or credit the amount thereof to the rent next becoming due from Tenant. Landlord reserves the right to revise any estimate of common area charges if actual or projected common area charges show an increase or decrease in excess of 10% from any earlier estimate for the same period. In such event, Landlord shall deliver the revised estimate to Tenant, together with an explanation of the reasons therefor, and Tenant shall revise its payments accordingly. Landlord's and Tenant's obligation with respect to adjustments at the end of the term or earlier expiration of this lease shall survive such termination or expiration.

          Upon written request of Tenant made within sixty (60) days of Tenant's receipt of the statement of actual direct expenses, Landlord shall make available for Tenant's review, at Tenant's cost, copies of documentation reasonably available to Landlord to support the amounts set forth in such statement.

          As used in this lease, "common area charges" shall include, but not be limited to, (i) all items identified in paragraphs 8, 9, 11, 12, 13 and 15 as being common area charges; (ii) amortization of such capital improvements having a useful life greater than one year as Landlord may have installed for the purpose of reducing operating costs and/or to comply with all laws, rules and regulations of federal, state, county, municipal and other governmental authorities now or hereafter in effect

(the cost of such capital improvement shall be amortized over its useful life, including interest at the rate of 2% over the then current Prime Rate as published by the Wall Street Journal on the date nearest to the date that such cost is incurred, and the monthly amortized cost thereof shall be included in common area charges); (iii) salaries and employee benefits (including union benefits) of personnel engaged in the operation and maintenance of the Project (or the building in which the Premises are located) and payroll taxes applicable thereto; (iv) supplies, materials, equipment and tools used or required in connection with the operation and maintenance of the Project; (v) licenses, permits and inspection fees; (vi) a reasonable reserve for repairs and replacement of equipment used in the maintenance and operation of the Project;
(vii) all other operating costs reasonably incurred by Landlord in maintaining and operating the Project; and (viii) a management cost recovery as determined by Landlord equal to three percent (3%) of the sum of the basic rent and the aggregate of all other common area charges for the Project.

          Notwithstanding anything in the definition of common area charges in this lease to the contrary, common area charges shall not include the following, except to the extent specifically permitted by a specific exception to the following:

          (i)   Any ground lease rental;

          (ii) Costs actually reimbursed to Landlord by insurance proceeds for the repair of damage to the Project;

          (iii) Costs, including permit, license and inspection costs, incurred with respect to the installation of tenant or other occupants' improvements in the Project or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Project;

          (iv) Marketing costs, including without limitation, leasing commission, attorneys' fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with Tenant or present or prospective tenants or other occupants of the Project;

          (v) Expenses in connection with services or other benefits which are charged directly or are provided to other tenants of the Project but not made available to Tenant on a similar basis (or Tenant is charged separately for such services or benefits);

          (vi) Interest, principal, points and fees on debts or amortization on any mortgage or mortgages or any other debt instrument encumbering the Project;

          (vii) Landlord's general corporate overhead and general and administrative expenses;

          (viii) Advertising and promotional expenditures, and costs of signs in or on the Project identifying the owner of the Project or other tenants' signs;

          (ix) Tax penalties incurred as a result of Landlord's failure to make payments and/or to file any tax or informational returns when due;

          (x) Costs for the acquisition of (as contrasted with the maintenance of) sculpture, paintings or other objects of art;

          (xi) Costs of any "tap fees" or any sewer or water connection fees and for the benefit of any particular tenant in the Project;

          (xii) Reserves for bad debts or future improvements, repairs or additions in years subsequent to the current lease year; and

          (xiii) Costs related to Hazardous Materials (reporting, monitoring, containment and abatement, and/or remediation) to the extent not placed on, in or about the Project by Tenant and to the extent that the same existed on the Lease Commencement Date and constituted Hazardous Materials pursuant to laws in effect on the Lease Commencement Date.

     17.  DAMAGE BY FIRE; CASUALTY

          In the event the Premises are partially damaged by any casualty which is covered under an insurance policy required to be maintained by Landlord pursuant to paragraph 11, Landlord shall be entitled to the use of all insurance proceeds and shall repair such damage as soon as reasonably possible and this lease shall continue in full force and effect; provided that either party shall have the right to terminate this lease upon written notice to the other within thirty (30) days after the date of damage if the Premises cannot reasonably be restored within one (1) year after the date of such damage.

          In the event the Premises are partially damaged by any casualty not covered under an insurance policy required to be maintained pursuant to paragraph 11, Landlord may, at Landlord's option, either (i) repair such damage, at Landlord's expense, as soon as reasonably possible, in which event this lease shall continue in full force and effect, or (ii) give written notice to Tenant within thirty (30) days after the date of the occurrence of such damages of Landlord's intention to cancel and terminate this lease as of the date of the occurrence of the damages; provided, however, that if such damage is caused by the negligence or willful misconduct of Tenant or its agent, servants or employees, then Tenant shall repair such damage promptly at its sole cost and expense. In the event Landlord elects to terminate this lease pursuant hereto, Tenant shall have the right within fifteen (15) days after receipt of the required notice to notify Landlord in writing of Tenant's intention to repair such damage at Tenant's expense, without reimbursement from Landlord, in which event this lease shall continue in full force and effect and Tenant shall proceed to make such repairs as soon as reasonably possible. If Tenant does not give such notice within the fifteen (15) day period, this lease shall be canceled and terminated as of the date of the occurrence of such damage. In the event Landlord elects to repair the Premises but the repairs cannot reasonably be completed within one (1) year after the date of damage, either party shall have the right to terminate this lease upon written notice to the other within thirty (30) days after the date of such damage. Under no circumstances shall Landlord be required to repair any injury or damage to (by fire or other cause), or to make any restoration or replacement of, any of Tenant's personal property, trade fixtures or property leased from third parties, whether or not the same is attached to the Premises.

          If the Premises are totally destroyed during the term from any cause (including any destruction required by any authorized public authority), whether or not covered by the insurance required under paragraph 11, this lease shall automatically terminate as of the date of such total destruction; provided, however, that if the Premises can reasonably and lawfully be repaired or restored within twelve (12) months of the date of destruction to substantially the condition existing prior to such destruction and if the proceeds of the insurance payable to the Landlord by reason of such destruction are sufficient to pay the cost of such repair or restoration, then the insurance proceeds shall be so applied, Landlord shall promptly repair and restore the Premises and this lease shall continue, without interruption, in full force and effect. If the Premises are totally destroyed during the last twelve (12) months of the term, either party may cancel and terminate this lease as of the date of occurrence of such damage by giving written notice to the other within thirty (30) days after the occurrence of such damage.

          If the Premises are partially or totally destroyed or damaged and Landlord or Tenant repair them pursuant to this lease, the rent payable hereunder for the period during which such damage and repair continues shall be abated only in proportion to the square footage of the Premises rendered untenantable to Tenant by such damage or destruction. Tenant shall have no claim against Landlord for any damage, loss or expense suffered by reason of any such damage, destruction, repair or restoration. The parties waive the provisions of California Civil Code sections 1932(2) and 1933(4) (which provisions permit the termination of a lease upon destruction of the leased premises), and hereby agree that the provisions of this paragraph 17 shall govern in the event of such destruction.

     18.  INDEMNIFICATION

          Landlord shall not be liable to Tenant and Tenant hereby waives all claims against Landlord for any injury to or death of any person or damage to or destruction of property in or about the Premises or the Project by or from any cause whatsoever except the failure of Landlord to perform its obligations under this lease where such failure has persisted for an unreasonable period of time after notice of such failure or the gross negligence or willful misconduct of Landlord, its employees or agents. Without limiting the foregoing, Landlord shall not be liable to Tenant for any injury to or death of any person or damages to or destruction of property by reason of, or arising from, any latent defect in the Premises or Project or the act or negligence of any other tenant of the Project. Tenant shall immediately notify Landlord of any defect in the Premises or Project.

          Except as to injury to persons or damage to property the principal cause of which is the failure by Landlord to observe any of the terms and conditions of this lease or the gross negligence or willful misconduct of Landlord, its employees or agents, Tenant shall hold Landlord harmless from and defend Landlord against any claim, liability, loss, damage or expense (including attorney fees) arising out of any injury to or death of any person or damage to or destruction of property occurring in, on or about the Premises from any cause whatsoever or on account of the use, condition, occupational safety or occupancy of the Premises. Tenant shall further hold Landlord harmless from and defend Landlord against any claim, liability, loss, damage or expense (including attorney fees) arising (i) from Tenant's use of the Premises or from the conduct of its business or from any activity or work done, permitted or suffered by Tenant or its agents or employees in or about the Premises or Project, (ii) out of the failure of Tenant to observe or comply with Tenant's obligation to observe and comply with laws or other requirements as set forth in paragraph 7,
(iii) by reason of Tenant's use, handling, storage, or disposal of toxic or hazardous materials or waste, (iv) by reason of any labor or service performed for, or materials used by or furnished to, Tenant or any contractor engaged by Tenant with respect to the Premises, or (v) from any other act, neglect, fault or omission of Tenant or its agents or employees.

          The provisions of this paragraph 18 shall survive the expiration or earlier termination of this lease.

     19.  ASSIGNMENT AND SUBLETTING

          Tenant shall not voluntarily assign, encumber or otherwise transfer its interest in this lease or in the Premises, or sublease all or any part of the Premises, or allow any other person or entity to occupy or use all or any part of the Premises, without first obtaining Landlord's written consent, which consent shall not be unreasonably withheld, and otherwise complying with the requirements of this paragraph 19. Any assignment, encumbrance, sublease or other such transfer ("Transfer") without Landlord's written consent, shall constitute a default. The proposed assignee, subtenant or other transferee is referred to herein as the "Transferee". Reasonable grounds for denying consent to a proposed Transfer include, without limitation, any of the following:

          (a) Transferee's credit history, or business is not consistent with the character or quality of a first class office project;

          (b) Transferee is either a government agency or an instrumentality of one;

          (c) Transferee's intended use of the Premises is inconsistent with the permitted use specified in this lease or will materially and adversely affect Landlord's interest;

          (d) Transferee's financial condition is or may be inadequate to support the lease obligations of Transferee under the Transfer (taking into consideration Tenant's continued liability under this lease);

          (e) The Transfer would cause Landlord to violate another lease or agreement to which Landlord is a party or would give another tenant in the Project the right to cancel its lease or the Transferee is a primary competitor of another tenant leasing space in the Project and such tenant objects to such Transfer;

          (f) Transferee occupies space in the Project and such space is not contiguous to the Premises, is negotiating with Landlord to lease space in the Project, or has negotiated with Landlord during the six (6) months immediately preceding notice of the proposed Transfer to Landlord.

          If Tenant desires to Transfer all or any portion of the Premises, Tenant shall give Landlord written notice ("Transfer Notice") thereof, specifying the projected commencement date of the proposed Transfer (which date shall be not less than thirty (30) days or more than one hundred eighty (180) days after the date of Landlord's receipt of such notice), the portion of the Premises which is the subject of the proposed Transfer (the

"Subject Space"), a description of any planned alterations or improvements to the Subject Space, the terms and conditions of the proposed Transfer (including the rent to be paid by the Transferee and any and all other consideration to be given by the Transferee), the name, address and telephone number of the Transferee, and a detailed calculation of the Transfer Premium (certified by Tenant's chief financial officer) to be paid as provided below. Tenant shall further provide Landlord with such other information concerning the Transferee as requested by Landlord. Landlord shall have the right to communicate with the Transferee to discuss the terms of the proposed Transfer, to discuss and negotiate, if Landlord desires, the terms of a direct lease between Landlord and Transferee, or any other matter and to enter into a direct lease agreement with Transferee as provided below and failure of Transferee to meet with Landlord and to negotiate in good faith the terms of a direct lease with Landlord shall constitute grounds for Landlord's refusal to consent to the proposed Transfer. If the total square footage of the Subject Space and all other space subleased or transferred by Tenant under any prior Transfer then operative with terms expiring during the last half of the then remaining term of this lease (determined as of the date of the proposed Transfer) collectively constitutes more than fifty percent (50%) of the Premises, then for a period of twenty (20) days after Landlord's receipt of the Transfer Notice, Landlord shall have the option, exercisable by delivering written notice to Tenant, to terminate this lease for the Subject Space or for the entire Premises, in Landlord's discretion, as of the date specified in Landlord's written notice to Tenant, which date shall not be less than thirty (30) days nor more than ninety (90) days after the date of Landlord's written notice to Tenant. If Landlord exercises its option to terminate this lease as provided in the foregoing sentence, Landlord may, if it so elects, enter into a new lease for the Premises or any portion thereof with the Transferee or any other third party on such terms as Landlord and the Transferee or other third party may agree; in such event, Tenant shall not be entitled to any portion of the profit, if any, which Landlord may realize on account of such termination and reletting. If Landlord exercises its option to terminate this lease with respect to the Subject Space only (i.e., less than the entire Premises), then Tenant shall continue to be obligated under this lease as to the remaining space (i.e., the Premises less the Subject Space) and basic rent and common area charges payable by Tenant under this lease shall be adjusted as follows: (i) the basic rent amount(s) specified in paragraphs 4(a) and 5(a) of this lease shall be multiplied by a fraction, the numerator of which is the square feet of the Premises retained by Tenant after Landlord's recapture of the Subject Space and the denominator of which is the total square feet of the Premises before Landlord's recapture; (ii) Tenant's proportionate share of common area charges as provided in paragraph 16 of this lease shall be reduced to reflect Tenant's percentage share based on the square feet of the Premises retained by Tenant after Landlord's recapture. This lease as so amended shall continue thereafter in full force and effect. Either party may require written confirmation of the amendments to this lease necessitated by Landlord's recapture of the Subject Space. If Landlord recaptures the Subject Space, Landlord shall, at Landlord's sole expense, construct any partitions required to segregate the Subject Space from the remaining Premises retained by Tenant and Landlord shall pay for painting, covering, or otherwise decorating the surfaces of the partitions facing the remaining Premises retained by Tenant.

          If Landlord does not elect to terminate this lease as provided hereinabove in this paragraph 19 and if Landlord consents in writing to the proposed Transfer, Tenant shall be free to make such Transfer subject to the following conditions: (i) any Transfer shall be on the same terms set forth in the Transfer Notice given to Landlord; (ii) no Transfer shall be valid and no Transferee shall take possession of the Subject Space until an executed counterpart of such Transfer has been delivered to Landlord; (iii) no Transferee shall have a further right to assign, sublet or transfer; (iv) seventy-five percent (75%) of the Bonus Rent (as defined below), if any, shall be paid by Tenant to Landlord monthly as additional rent under this lease without affecting or reducing any other obligation of Tenant hereunder (such amounts are referred to herein as the "Transfer Premium"); (v) no Transfer shall release Tenant of Tenant's obligation or alter the primary liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant hereunder; (vi) any assignee or subtenant must expressly agree to assume and perform all of the covenants and conditions of Tenant under this lease, and (vii) any modification or amendment of any such Transfer shall be deemed to be a separate Transfer transaction and shall be subject to Landlord's right to recapture, Landlord's prior written consent and the other terms and provisions of this paragraph 19. Tenant shall pay to Landlord promptly upon demand as additional rent, Landlord's actual attorneys' fees and other costs incurred for reviewing, processing or documenting any requested Transfer, whether or not Landlord's consent is granted. Tenant shall not be entitled to assign this lease or sublease all or any part of the Premises (and any attempt to do so shall be voidable by Landlord) during any period in which Tenant is in default under this lease.

          For purposes of this paragraph 19, the term "Bonus Rent" shall mean the Transfer Payments (as defined below) less the amounts specified in (A) and
(B), where (A) is a monthly credit amount equal to the sum of (1) and (2) divided by the total number of months in the term of the Transfer, where (1) is the actual out-of-pocket cost of leasehold improvements paid by Tenant to third party contractors and constructed specifically for the exclusive benefit of such Transferee in the Subject Space, but specifically excluding any costs related to
(i) the initial tenant improvements to be constructed in the Premises pursuant to the terms of this lease, if any, (ii) the installation, modification and/or removal of security systems, data cabling and telephone and communication systems, and (iii) the installation, modification and/or removal of any furniture, fixtures or equipment or any personal property, and (2) is the amount of broker fees paid by Tenant in connection with such Transfer, and (B) is a monthly credit amount equal to the monthly basic rent and common area charges which Tenant is obligated to pay Landlord under this lease during the term of such Transfer (prorated in the case of a sublease to reflect the obligations allocable to that portion of the Premises subject to such sublease). As a condition precedent to allowing the deduction for the cost of leasehold improvements specified above, Tenant shall furnish a complete statement, certified by an independent certified public accountant or Tenant's chief financial officer, describing in detail the computation of any Transfer Premium that Tenant has derived or will derive from the Transfer. Landlord or Landlord's agent shall have the right to review Tenant's books and records relating to the calculation of Bonus Rent, including the right to have an independent certified public accountant review same. If Landlord's independent certified public accountant finds that the Bonus Rent for any Transfer has been understated, Tenant shall, within thirty (30) days after demand, pay the deficiency and Landlord's costs of that review. If Tenant has understated the Bonus Rent by more than ten percent (10%), Landlord may, at its option, declare Tenant in material and incurable default under this lease notwithstanding any cure period specified therein.

          For purposes of this paragraph 19, the term "Transfer Payments" shall mean any and all sums or other consideration payable to or received by Tenant as a result of or in connection with a Transfer whether denominated rent or otherwise, including any amounts payable to Tenant for (x) services to be provided to Transferee by Tenant or (y) the sale, lease or use of Tenant's furniture, fixtures and equipment or other personal property, but the total Transfer Payments shall not exceed the fair market rental value of the Premises as reasonably determined by Landlord.

          If Tenant is a partnership, a withdrawal or change, voluntary or involuntary or by operation of law, of any general partner or the dissolution of the partnership shall be deemed an assignment of this lease subject to all the conditions of this paragraph 19. If Tenant is a corporation any dissolution, merger, consolidation or other reorganization of Tenant or the sale or other transfer of a controlling percentage of the capital stock of Tenant or the sale of more than fifty percent (50%) of the value of Tenant's assets shall be an assignment of this lease subject to all the conditions of this paragraph 19. The term "controlling percentage" means the ownership of, and the right to vote, stock possessing more than 50% of the total combined voting power of all classes of Tenant's capital stock issued, outstanding and entitled to vote. This subparagraph of this paragraph 19 shall not apply if Tenant is a corporation the stock of which is traded on the New York Stock Exchange, the American Stock Exchange or NASDAQ.

          The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one Transfer shall not be deemed consent to any subsequent Transfer. In the event of default by any Transferee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such Transferee or successor. Landlord may consent to subsequent Transfers of this lease or amendments or modifications to this lease with Transferees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and such action shall not relieve Tenant of liability under this lease.

          No interest of Tenant in this lease shall be assignable by operation of law (including, without limitation, the transfer of this lease by testacy or intestacy). Each of the following acts shall be considered an involuntary assignment: (i) if Tenant is or becomes bankrupt or insolvent, makes an assignment for the benefit of creditors or institutes a proceeding under the Bankruptcy Act in which Tenant is the bankrupt; or, if Tenant is a partnership or consists of more than one person or entity, if any partner of the partnership or other person or entity is or becomes bankrupt or insolvent, or makes an assignment for the benefit of creditors; (ii) if a writ of attachment or execution is levied on this lease; or (iii) if, in any proceeding or action to which Tenant is a party, a receiver is appointed with authority to take possession of the Premises. An involuntary assignment shall constitute a default by Tenant after the expiration of any applicable cure period and Landlord shall have the right to elect to terminate this lease, in which case this lease shall not be treated as an asset of Tenant.

          Tenant immediately and irrevocably assigns to Landlord, as security for Tenant's obligations under this lease, all rent or other consideration from any Transfer of all or a part of the Premises as permitted by this lease, and Landlord, as assignee and as attorney-in-fact for Tenant, or a receiver of Tenant appointed on Landlord's application, may collect such rent or other consideration and apply it toward Tenant's obligations under this lease and any Transferee agrees to make such payments directly to Landlord upon Landlord's written request; provided that, until the occurrence of a default by Tenant, Tenant shall have the right to collect such rent, subject to promptly forwarding to Landlord any portion thereof to which Landlord is entitled pursuant to this paragraph 19.

          Notwithstanding the above requirement that Tenant obtain the consent of Landlord prior to any assignment or sublet, Tenant may, without obtaining the prior consent of Landlord, assign or sublease the whole or any part of the Premises to any corporation or other entity which controls, is controlled by, or is under common control with Tenant, provided that (i) Tenant shall give written notice thereof to Landlord in the manner required for other assignments or subleases by this paragraph 19; (ii) Tenant shall continue to be fully obligated under this lease; (iii) any such assignee or sublessee shall expressly assume and agree to perform all the terms and conditions of this lease to be performed by Tenant; and (iv) any such assignment or sublet shall be subject to all other terms and conditions of this paragraph 19 pertaining to assignments and/or sublets (excepting only the requirement concerning prior written consent of Landlord). The notices required in clauses (i) through (iv) above shall replace rather than supplement any equivalent or similar statutory notice, including any notices required by Code of Civil Procedure section 1161 or any similar or successor statute. When a statute requires service of a notice in a particular manner, service of that notice (or a similar notice required by this Lease) in the manner required by section 38 shall replace and satisfy the statutory service-of-notice procedures, including those required by Code of Civil Procedure section 1162 or any similar or successor statute.

     20.  DEFAULT

          The occurrence of any of the following shall constitute a default by
Tenant: (i) failure of Tenant to pay any rent or other sum payable hereunder when due (provided that Tenant may cure such default by paying to Landlord the amount demanded within three (3) days after receipt of the statutory notice as provided for in Code of Civil Procedure Section 1161); (ii) abandonment of the Premises (Tenant's failure to occupy and conduct business in the Premises for fourteen (14) consecutive days and Tenant has failed to pay any rent or other sum when due shall be deemed an abandonment); (iii) failure of Tenant to deliver to Landlord any instrument, assurance, financial statement, letter of credit, subordination agreement or certificate of estoppel required under this Lease within (a) the time period specified in this lease for such performance after written notice, or (b) if such time period is not specified then within five (5) days after written notice of the failure from Landlord to Tenant; or (iv) failure of Tenant to perform any other obligation under this lease if the failure to perform is not cured within fifteen (15) days after written notice thereof has been given to Tenant, except in the case of an emergency or dangerous condition, in which case Tenant's time to perform shall be that time period which is reasonable under the circumstances, but not more than fifteen
(15) days; provided, however, if the nature of Tenant's obligation under this subsection (iv) is such that more than fifteen (15) days are required for performance, then Tenant shall not be in default if Tenant commences performance within the period of time specified and thereafter diligently prosecutes the same to completion. The notice referred to in clauses (iii) and (iv) above shall specify the obligations Tenant has failed to perform. No notice shall be deemed a forfeiture or termination of this lease unless Landlord so elects in the notice.

          In addition to the above, the occurrence of any of the following events shall also constitute a default by Tenant: (i) Tenant fails to pay its debts as they become due or admits in writing its inability to pay its debts, or makes a general assignment for the benefit of creditors (for purposes of determining whether Tenant is not paying its debts as they become due, a debt shall be deemed overdue upon the earliest to occur of the following: thirty (30) days from the date on which any action or proceeding therefor is commenced; or the date on which a formal notice of default or demand has been sent); or (ii) any financial statements given to Landlord by Tenant, any assignee of Tenant, subtenant of Tenant, any guarantor of Tenant, or successor in interest of Tenant (including, without limitation, any schedule of Tenant's aged accounts payable) are materially false.

          In the event of a default by Tenant, then Landlord, in addition to any other rights and remedies of Landlord at law or in equity, shall have the right either to terminate Tenant's right to possession of the Premises (and thereby terminate this lease) or, from time to time and without termination of this lease, to relet the Premises or any part thereof for the account and in the name of Tenant for such term and on such terms and conditions as Landlord in its sole discretion may deem advisable, with the right to make alterations and repairs to the Premises.

          Should Landlord elect to keep this lease in full force and effect, Landlord shall have the right to enforce all of Landlord's rights and remedies under this lease, including but not limited to the right to recover and to relet the Premises and such other rights and remedies as Landlord may have under California Civil Code Section 1951.4, which Section provides that the landlord may continue the Lease in effect after the tenant's breach and abandonment and recover rent as it becomes due, when the tenant has the right to sublet or assign, subject only to reasonable limitations (or successor Code section) or any other California statute. If Landlord relets the Premises, then Tenant shall pay to Landlord, as soon as ascertained, the costs and expenses incurred by Landlord in such reletting and in making alterations and repairs. Rentals received by Landlord from such reletting shall be applied (i) to the payment of any indebtedness due hereunder, other than basic rent and common area charges, from Tenant to Landlord; (ii) to the payment of the cost of any repairs necessary to return the Premises to good condition normal wear and tear excepted, including the cost of alterations and the cost of storing any of Tenant's property left on the Premises at the time of reletting; and (iii) to the payment of basic rent or common area charges due and unpaid hereunder. The residue, if any, shall be held by Landlord and applied in payment of future rent or damages in the event of termination as the same may become due and payable hereunder and the balance, if any at the end of the term of this lease, shall be paid to Tenant. Should the basic rent and common area charges received from time to time from such reletting during any month be less than that agreed to be paid during that month by Tenant hereunder, Tenant shall pay such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No such reletting of the Premises by Landlord shall be construed as an election on its part to terminate this lease unless a written notice of such intention is given to Tenant or unless the termination hereof is decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this lease for such previous breach, provided it has not been cured.

          Should Landlord at any time terminate this lease for any breach, in addition to any other remedy it may have, it shall have all the rights and remedies of a landlord provided by California Civil Code Section 1951.2 or any successor code section. Upon such termination, in addition to all its other rights and remedies, Landlord shall be entitled to recover from Tenant all damages it may incur by reason of such breach, including the cost of recovering the Premises and including (i) the worth at the time of award of the unpaid rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this lease or which in the ordinary course of events would be likely to result therefrom. The "worth at the time of award" of the amounts referred to in (i) and (ii) above is computed by allowing interest at the rate of twelve percent (12%) per annum but not to exceed the lawful rate as specified in 1951.2(b). The "worth at the time of award" of the amount referred to in (iii) above shall be computed by discounting such amount at the discount rate of the federal reserve bank of San Francisco at the time of award plus one percent (1%). Tenant waives the provisions of Section 1179 of the California Code of Civil Procedure (which Section allows Tenant to petition of court of competent jurisdiction for relief against forfeiture of this lease). Property removed from the Premises may be stored in a public or private warehouse or elsewhere at the sole cost and expense of Tenant. In the event that Tenant shall not immediately pay the cost of storage of such property after the same has been stored for a period of thirty (30) days or more, Landlord may sell any or all thereof at a public or private sale in such manner and at such times and places that Landlord, in its sole discretion, may deem proper, without notice to or demand upon Tenant.

     21.  LANDLORD'S RIGHT TO CURE TENANT'S DEFAULT

          Landlord, at any time after Tenant commits a default which is not cured within any applicable cure period specified in paragraph 20, may, but shall not be obligated to, cure the default at Tenant's cost. If Landlord at any time, by reason of Tenant's default, pays any sum or does any act that requires the payment of any sum, the sum paid by Landlord shall be due immediately from Tenant to Landlord and shall bear interest at the rate of twelve percent (12%) per annum or the maximum rate permitted by law, whichever is less, from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant. Amounts due Landlord hereunder shall be additional rent.

     22.  EMINENT DOMAIN

          If all or any part of the Premises shall be taken by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, this lease shall terminate as to any portion of the Premises so taken or conveyed on the date when title vests in the condemnor, and Landlord shall be entitled to any and all payments, income, rent, award or any interest therein whatsoever which may be paid or made in connection with such taking or conveyance. Tenant shall have no claim against Landlord or otherwise for the value of any unexpired term of this lease. Notwithstanding the foregoing, Tenant shall be entitled to any compensation for depreciation to and cost of removal of Tenant's equipment and fixtures and any compensation for its relocation expenses necessitated by such taking, but in each case only to the extent the condemning authority makes a separate award therefor or specifically identifies a portion of the award as being therefor. Each party waives the provisions of Section 1265.130 of the California Code of Civil Procedure (which section allows either party to petition the Superior Court to terminate this lease in the event of a partial taking of the Premises).

          If any action or proceeding is commenced for such taking of the Premises or any portion thereof or of any other space in the Project, or if Landlord is advised in writing by any entity or body having the right or power of condemnation of its intention to condemn the Premises or any portion thereof or of any other space in the Project, and Landlord shall decide to discontinue the use and operation of the Project or decide to demolish, alter or rebuild the Project, then Landlord shall have the right to terminate this lease by giving Tenant written notice thereof within sixty (60) days of the earlier of the date of Landlord's receipt of such notice of intention to condemn or the commencement of said action or proceeding. Such termination shall be effective as of the last day of the calendar month next following the month in which such notice is given or the date on which title shall vest in the condemnor, whichever occurs first.

          In the event of a partial taking, or conveyance in lieu thereof, of the Premises and fifty percent (50%) or more of the number of square feet in the Premises are taken then Tenant may terminate this lease. Any election by Tenant to so terminate shall be by written notice given to Landlord within sixty (60) days from the date of such taking or conveyance and shall be effective on the last day of the calendar month next following the month in which such notice is given or the date on which title shall vest in the condemnor, whichever occurs first.

          If a portion of the Premises is taken by power of eminent domain or conveyance in lieu thereof and neither Landlord nor Tenant terminates this lease as provided above, then this lease shall continue in full force and effect as to the part of the Premises not so taken or conveyed and all payments of rent shall be apportioned as of the date of such taking or conveyance so that thereafter the amounts to be paid by Tenant shall be in the ratio that the area of the portion of the Premises not so taken bears to the total area of the Premises prior to such taking.

     23.  NOTICE AND COVENANT TO SURRENDER

          On the last day of the term or on the effective date of any earlier termination, Tenant shall surrender to Landlord the Premises in its condition existing as of the commencement of the term (normal wear and tear and casualty excepted) and, except as otherwise required by Landlord pursuant to the terms of paragraph 8 of this lease, all of the improvements and alterations made to the Premises in their condition existing as of the date of completion of construction and/or installation (normal wear and tear and casualty excepted), with all originally painted interior walls washed or repainted if marked or damaged, interior vinyl covered walls cleaned and repaired or replaced if marked or damaged, all carpets shampooed and cleaned, the air conditioning and heating system serviced and repaired by a reputable and licensed service firm (unless Landlord has elected to maintain such system pursuant to paragraph 9 of this lease) and all floors cleaned and waxed; all to the reasonable satisfaction of Landlord. On or prior to the last day of the term or the effective date of any earlier termination, Tenant shall remove all of Tenant's personal property and trade fixtures, together with improvements or alterations that Tenant is obligated to remove pursuant to the provisions of paragraph 8 of this lease, from the Premises, and all such property not removed shall be deemed abandoned. In addition, on or prior to the expiration or earlier termination of this lease, at Landlord's option and upon Landlord's request, Tenant shall remove, at Tenant's sole cost and expense, all or part (as determined by Landlord) of the telephone, other communication, computer cable and wiring and any other cabling and wiring of any sort installed in the space above the suspended ceiling of the Premises or anywhere else in the Premises and shall promptly repair any damage to the suspended ceiling, lights, light fixtures, walls and any other part of the Premises resulting from such removal.

          If the Premises are not surrendered as required in this paragraph, Tenant shall indemnify Landlord against all loss, liability and expense (including but not limited to, attorney fees) resulting from the failure by Tenant in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenants. It is agreed between Landlord and Tenant that the provisions of this paragraph shall survive termination of this lease.

     24.  TENANT'S QUITCLAIM

          At the expiration or earlier termination of this lease, Tenant shall execute, acknowledge and deliver to Landlord, within ten (10) business days after written demand from Landlord to Tenant, any quitclaim deed or other document required to remove the cloud or encumbrance created by this lease from the real property of which the Premises are a part. This obligation shall survive said expiration or termination.

     25.  HOLDING OVER

          Any holding over after the expiration or termination of this lease with the written consent of Landlord shall be construed to be a tenancy from month-to-month at the monthly rent agreed upon by Landlord and Tenant, but in no event less than the monthly rent payable under this lease for the last lease month before the date of such expiration or termination. All provisions of this lease, except (i) as modified by the preceding sentence and (ii) those provisions pertaining to the term, expansion rights and any option to extend, shall apply to the month-to-month tenancy.

          If Tenant shall retain possession of the Premises or any part thereof without Landlord's written consent following the expiration or sooner termination of this lease for any reason, then Tenant shall pay to Landlord as rent during the holdover period an amount equal to the greater of (i) one hundred fifty percent (150%) of the amount of the monthly rent in effect during the last full lease month prior to the date of such expiration or termination or
(ii) one hundred fifty percent (150%) of the fair market rental (as reasonably determined by Landlord) for the

Premises. Tenant shall also indemnify and hold Landlord harmless from any loss, liability and expense (including, but not limited to, attorneys fees) resulting from delay by Tenant in surrendering the Premises, including without limitation any claims made by any succeeding tenant founded on such delay. Acceptance of rent by Landlord following expiration or termination shall not constitute a renewal of this lease, and nothing contained in this paragraph shall waive Landlord's right of re-entry or any other right. Tenant shall be only a tenant at sufferance, whether or not Landlord accepts any rent from Tenant, while Tenant is holding over without Landlord's written consent.

          The provisions of this paragraph 25 are in addition to, and do not affect, Landlord's right of re-entry or other rights hereunder or provided by law. Nothing in this paragraph 25 shall be construed as implied consent by Landlord to any holding over by Tenant. Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease on expiration or other termination of this Lease. The provisions of this paragraph 25 shall not be considered to limit or constitute a waiver of any other rights or remedies of Landlord provided in this Lease or at law. The provisions of this paragraph 25 shall survive the expiration or early termination of this lease.

     26.  SUBORDINATION

          In the event Landlord's title or leasehold interest is now or hereafter encumbered in order to secure a loan to Landlord, Tenant shall, at the request of Landlord or the lender, execute in writing an agreement subordinating its rights under this lease to the lien of such encumbrance, or, if so requested, agreeing that the lien of lender's encumbrance shall be or remain subject and subordinate to the rights of Tenant under this lease. Notwithstanding any such subordination, Tenant's possession under this lease shall not be disturbed if Tenant is not in default and so long as Tenant shall pay all amounts due hereunder and otherwise observe and perform all provisions of this lease. In addition, if in connection with any such loan the lender shall request reasonable modifications of this lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereof, provided that such modifications do not increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant's rights hereunder.

     27.  CERTIFICATE OF ESTOPPEL

          Each party shall, within ten (10) business after request therefor, execute and deliver to the other party, in recordable form, a certificate stating that the lease is unmodified and in full force and effect, or in full force and effect as modified and stating the modifications. The certificate shall also state the amount of the monthly rent, the date to which monthly rent has been paid in advance, the amount of the security deposit and/or prepaid monthly rent, and, if the request is made by Landlord, shall include such other items as Landlord or Landlord's lender may reasonably request. Failure to deliver such certificate within such time shall constitute a conclusive acknowledgment by the party failing to deliver the certificate that the lease is in full force and effect and has not been modified except as may be represented by the party requesting the certificate. Any such certificate requested by Landlord may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises or Project. Further, within ten (10) business days following written request made from time to time by Landlord, Tenant shall furnish to Landlord current financial statements of Tenant, not to exceed two (2) requests per calendar year, unless required by Landlord's lender, potential lender or prospective purchaser of the Project.

     28.  SALE BY LANDLORD

          In the event the original Landlord hereunder, or any successor owner of the Project or Premises, shall sell or convey the Project or Premises, upon the assumption of this lease by the new owner, all liabilities and obligations on the part of the original Landlord, or such successor owner, under this lease accruing thereafter shall terminate, and thereupon all such liabilities and obligations shall be binding upon the new owner. Tenant agrees to attorn to such new owner and to look solely to such new owner for performance of any and all such liabilities and obligations.

     29.  ATTORNMENT TO LENDER OR THIRD PARTY

          In the event the interest of Landlord in the land and buildings in which the Premises are located (whether such interest of Landlord is a fee title interest or a leasehold interest) is encumbered by deed of trust, and such interest is acquired by a lender or any other third party through judicial foreclosure or by exercise of a power of sale at private trustee's foreclosure sale, Tenant hereby agrees to release Landlord of any obligation arising on or after any such foreclosure sale and to attorn to the purchaser at any such foreclosure sale and to recognize such purchaser as the Landlord under this lease; provided that Tenant's possession of the Premises and rights under this lease shall not be disturbed so long as Tenant is not in default hereunder.

     30.  DEFAULT BY LANDLORD

          Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within thirty (30) days after written notice to Landlord and to the holder of any first mortgage or deed of trust covering the Premises, except in the case of an emergency or dangerous condition, in which case Landlord's time to perform shall be that time period which is reasonable under the circumstances; and provided further that if the nature of Landlord's obligations is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

          If Landlord is in default of this lease, Tenant's sole remedy shall be to institute suit against Landlord in a court of competent jurisdiction, and Tenant shall have no right to offset any sums expended by Tenant as a result of Landlord's default against future rent and other sums due and payable pursuant to this lease. If Landlord is in default of this lease, and as a consequence Tenant recovers a money judgment against Landlord, the judgment shall be satisfied only out of the proceeds of sale received on execution of the judgment and levy against the right, title and interest of Landlord in the Project of which the Premises are a part, and out of rent or other income from such real property receivable by Landlord or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord's right, title and interest in the Project of which the Premises are a part. Neither Landlord nor any of the partners comprising the partnership designated as Landlord shall be personally liable for any deficiency.

     31.  [INTENTIONALLY OMITTED]

     32.  MEASUREMENT OF PREMISES

          Tenant understands and agrees that any reference to square footage of the Premises is approximate only and includes all interior partitions and columns, one-half of exterior walls, and one-half of the partitions separating the Premises from the rest of the Project, Tenant's proportionate share of the Common Area and, if applicable, covered areas immediately outside the entry doors or loading docks. Tenant waives any claim against Landlord regarding the accuracy of any such measurement and agrees that there shall not be any adjustment in basic rent or common area charges or other amounts payable hereunder by reason of inaccuracies in such measurement.

     33.  ATTORNEY FEES

          If either party commences an action against the other party arising out of or in connection with this lease, the prevailing party shall be entitled to have and recover from the losing party all expenses of litigation, including, without limitation, travel expenses, attorney fees, expert witness fees, trial and appellate court costs, and deposition and transcript expenses. If either party becomes a party to any litigation concerning this lease, or concerning the Premises or the Project, by reason of any act or omission of the other party or its authorized representatives, the party that causes the other party to become involved in the litigation shall be liable to the other party for all expenses of litigation, including, without limitation, travel expenses, attorney fees, expert witness fees, trial and appellate court costs, and deposition and transcript expenses.

     34.  SURRENDER

          The voluntary or other surrender of this lease or the Premises by Tenant, or a mutual cancellation of this lease, shall not work a merger, and at the option of Landlord shall either terminate all or any existing subleases or subtenancies or operate as an assignment to Landlord of all or any such subleases or subtenancies.

     35.  WAIVER

          No delay or omission in the exercise of any right or remedy of Landlord on any default by Tenant shall impair such right or remedy or be construed as a waiver. The receipt and acceptance by Landlord of delinquent rent or other payments shall not constitute a waiver of any other default and acceptance of partial payments shall not be construed as a waiver of the balance of such payment due. No act or conduct of Landlord, including, without limitation, the acceptance of keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the term. Only a written notice from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish a termination of this lease. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant. Any waiver by Landlord of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of this lease.

     36.  EASEMENTS; AIRSPACE RIGHTS

          Landlord reserves the right to alter the boundaries of the Project and grant easements and dedicate for public use portions of the Project without Tenant's consent, provided that no such grant or dedication shall interfere with Tenant's use of the Premises or otherwise cause Tenant to incur cost or expense. From time to time, and upon Landlord's demand, Tenant shall execute, acknowledge and deliver to Landlord, in accordance with Landlord's instructions, any and all documents, instruments, maps or plats necessary to effectuate Tenant's covenants hereunder.

          This lease confers no rights either with regard to the subsurface of or airspace above the land on which the Project is located or with regard to airspace above the building of which the Premises are a part. Tenant agrees that no diminution or shutting off of light or view by a structure which is or may be erected (whether or not by Landlord) on property adjacent to the building of which the Premises are a part or to property adjacent thereto, shall in any way affect this lease, or entitle Tenant to any reduction of rent, or result in any liability of Landlord to Tenant.

     37.  RULES AND REGULATIONS

          Landlord shall have the right from time to time to promulgate reasonable rules and regulations for the safety, care and cleanliness of the Premises, the Project and the Common Area, or for the preservation of good order. On delivery of a copy of such rules and regulations to Tenant, Tenant shall comply with the rules and regulations, and a violation of any of them shall constitute a default by Tenant under this lease. If there is a conflict between the rules and regulations and any of the provisions of this lease, the provisions of this lease shall prevail. Such rules and regulations may be amended by Landlord from time to time with or without advance notice.

     38.  NOTICES

          Except for legal process and Notice of Belief of Abandonment which may be served either as provided by law or as provided herein, all notices, demands, requests, consents, approvals and other communications ("Notices") which may be given or are required to be given by either party to the other shall be in writing and shall be deemed given to and received by the party intended to receive such Notice and deemed sufficiently given for all purposes as follows:

          (a) when personally delivered to the recipient, notice is effective on delivery;

          (b) when mailed first class to the last address of the recipient known to the party giving notice, notice is effective on delivery;

          (c) when mailed by certified mail with return receipt requested, notice is effective on receipt if delivery is confirmed by a return receipt; or

          (d) when delivered by reputable overnight courier (e.g. Federal Express, Airborne) or other comparable service with charges prepaid or charged to the sender's account, notice is effective on delivery if delivery is confirmed by the courier service.

          Any correctly addressed Notice that is refused, unclaimed, or undeliverable because of an act or omission of the party to be notified shall be deemed effective as of the first date that the Notice was refused, unclaimed, or considered undeliverable by the postal authorities, messenger, or overnight delivery service.

          Prior to the commencement date, all such Notices from Landlord to Tenant shall be served or addressed to Tenant at 529 Bryant Street, Palo Alto, California 94301, Attn. Randy Bender, Director, Real Estate & Property Services. On or after the commencement date all such Notices from Landlord to Tenant shall be addressed to Tenant at the Premises.

          All such Notices by Tenant to Landlord shall be sent to Landlord at its offices at 3945 Freedom Circle, Suite 640, Santa Clara, California 95054.

          Either party may change its address by giving the other party notice of such change in any manner permitted by this paragraph 38.

     39.  NAME

          Tenant shall not use the name of the Project for any purpose, other than as the address of the business conducted by Tenant in the Premises, without the prior written consent of Landlord.

     40.  GOVERNING LAW; SEVERABILITY

          This lease shall in all respects be governed by and construed in accordance with the laws of the State of California. If any provision of this lease shall be held or rendered invalid, unenforceable or ineffective for any reason whatsoever, all other provisions hereof shall be and remain in full force and effect.

     41.  DEFINITIONS

          As used in this lease, the following words and phrases shall have the following meanings:

          Authorized representative: any officer, agent, employee or independent
          -------------------------
contractor retained or employed by either party, acting within authority given him by that party.

          Encumbrance: any deed of trust, mortgage or other written security
          -----------
device or agreement affecting the Premises or the Project that constitutes security for the payment of a debt or performance of an obligation, and the note or obligation secured by such deed of trust, mortgage or other written security device or agreement.

          Lease month: the period of time determined by reference to the day of
          -----------
the month on which the Lease Commencement Date occurs and continuing to one day short of the same numbered day in the next succeeding month; e.g., the tenth day of one month to and including the ninth day in the next succeeding month.

          Lender: the beneficiary, mortgagee or other holder of an encumbrance,
          ------
as defined above.

          Lien: a charge imposed on the Premises by someone other than Landlord,
          ----
by which the Premises are made security for the performance of an act. Most of the liens referred to in this lease are mechanic's liens.

          Maintenance: repairs, replacement, repainting and cleaning.
          -----------

          Monthly rent: the sum of the monthly payments of basic rent and
          ------------
common area charges.

          Person: one or more human beings, or legal entities or other
          ------
artificial persons, including, without limitation, partnerships, corporations, trusts, estates, associations and any combination of human being and legal entities.

          Provision: any term, agreement, covenant, condition, clause,
          ---------
qualification, restriction, reservation or other stipulation in the lease that defines or otherwise controls, establishes or limits the performance required or permitted by either party.

          Rent: basic rent, common area charges, additional rent, and all other
          ----
amounts payable by Tenant to Landlord required by this lease or arising by subsequent actions of the parties made pursuant to this lease.

     Words used in any gender include other genders. If more than one individual or entity comprises Tenant, the obligations imposed on each individual or entity that comprises Tenant under this Lease are and shall be joint and several. All provisions whether covenants or conditions, on the part of Tenant shall be deemed to be both covenants and conditions. The paragraph headings are for convenience of reference only and shall have no effect upon the construction or interpretation of any provision hereof.

     42.  TIME

          Time is of the essence of this lease and of each and all of its provisions.

     43.  INTEREST ON PAST DUE OBLIGATIONS; LATE CHARGE

          Any amount due from Tenant to Landlord hereunder which is not paid when due shall bear interest at the rate of ten percent (10%) per annum from when due until paid, unless otherwise specifically provided herein, but the payment of such interest shall not excuse or cure any default by Tenant under this lease. In addition, Tenant acknowledges that late payment by Tenant to Landlord of basic rent or common area charges or of any other amount due Landlord from Tenant, will cause Landlord to incur costs not contemplated by this lease, the exact amount of such costs being extremely difficult and impractical to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord, e.g., by the terms of any encumbrance and note secured by any encumbrance covering the Premises. Therefore, if any such payment due from Tenant is not received in full by Landlord when due, which payments are subject to application by Landlord as provided in paragraph 4 of this lease, Tenant shall pay to Landlord an additional sum of five percent (5%) of the entire payment as a late charge. Landlord shall waive such late charge once per lease year if Tenant pays to Landlord the amount due within three (3) days after the date that Tenant receives written notice that such amount is past due. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant. Acceptance of any late charge shall not constitute a waiver of Tenant's default with respect to the overdue amount, nor prevent Landlord from exercising any of the other rights and remedies available to Landlord. No notice to Tenant of failure to pay shall be required prior to the imposition of such interest and/or late charge, and any notice period provided for in paragraph 20 shall not affect the imposition of such interest and/or late charge. Any interest and late charge imposed pursuant to this paragraph shall be and constitute additional rent payable by Tenant to Landlord.

     44.  ENTIRE AGREEMENT

          This lease, including any exhibits and attachments, constitutes the entire agreement between Landlord and Tenant relative to the Premises and this lease and the exhibits and attachments may be altered, amended or revoked only by an instrument in writing signed by both Landlord and Tenant. Landlord and Tenant agree hereby that all prior or contemporaneous oral agreements between and among themselves or their agents or representatives relative to the leasing of the Premises are merged in or revoked by this lease.

     45.  AUTHORITY

          Each individual executing this lease on behalf of Tenant represents and warrants that each individual executing this lease is duly authorized to execute and deliver this lease on behalf of Tenant and: (a) if Tenant is a corporation, such authorization is in accordance with a duly adopted resolution of the Board of Directors of said corporation,
(b) if Tenant is a partnership, such authorization is in accordance with the partnership agreement now in effect, and (c) if Tenant is a limited liability company, such authorization is in accordance with the company's governing documents; and (ii) this lease is binding upon Tenant in accordance with its terms. Upon Landlord's request, Tenant shall deliver to Landlord within ten (10) business days after such request evidence of the authorization specified above as Landlord may reasonably request, including, without limitation, in the case where Tenant is a corporation, a copy of the resolution of the Board of Directors of Tenant authorizing the execution of this lease and naming the officers that are authorized to execute this lease on behalf of Tenant, which copy shall be certified by Tenant's secretary as correct and in full force and effect.

     46.  RECORDING

          Neither Landlord nor Tenant shall record this lease or a short form memorandum hereof without the consent of the other.

     47.  REAL ESTATE BROKERS

          Each party represents and warrants to the other party that it has not had dealings in any manner with any real estate broker, finder or other person with respect to the Premises and the negotiation and execution of this lease except BT Commercial and Cornish & Carey Commercial ("Tenant's Brokers") and Cushman & Wakefield and McCandless Management Corporation ("Landlord's Brokers"). Except for the commissions and fees to be paid to Tenant's Brokers and Landlord's Brokers by Landlord pursuant to separate agreement, each party shall indemnify and hold harmless the other party from all damage, loss, liability and expense (including attorneys' fees and related costs) arising out of or resulting from any claims for commissions or fees that have been or may be asserted against the other party by any broker, finder or other person with whom Tenant or Landlord, respectively, has dealt, or purportedly has dealt, in connection with the Premises and the negotiation and execution of this lease. Landlord shall pay broker leasing commissions to Tenant's Brokers and Landlord's Brokers in connection with the Premises and the negotiation and execution of this lease, to the extent agreed to between Landlord and such brokers per separate written agreement. Landlord and Tenant agree that Landlord shall not be obligated to pay any broker leasing commissions, consulting fees, finder fees or any other fees or commissions arising out of or relating to any extended term of this lease or to any expansion or relocation of the Premises at any time.

     48.  EXHIBITS AND ATTACHMENTS

          All exhibits and attachments to this lease are a part hereof and the terms and provisions thereof are incorporated into this lease by this reference as though set forth herein in full.

     49.  ENVIRONMENTAL MATTERS

          A.   Tenant's Covenants Regarding Hazardous Materials.
               ------------------------------------------------

               (1)  Hazardous Materials Handling. Tenant, its agents, invitees,
                    ----------------------------
employees, contractors, sublessees, assigns and/or successors shall not use, store, dispose, release or otherwise cause to be present or permit the use, storage, disposal, release or presence of Hazardous Materials (as defined below) on or about the Premises or Project, except ordinary office and cleaning supplies, unless otherwise agreed in writing by Landlord. As used herein "Hazardous Materials" shall mean any petroleum or petroleum by-products, flammable explosives, asbestos, urea formaldehyde, radioactive materials or waste and any "hazardous substance", "hazardous waste", "hazardous materials", "toxic substance" or "toxic waste" as those terms are defined under the provisions of the California Health and Safety Code and/or the provisions of the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C.
Section 9601 et seq.), as amended by the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C. Section 9601 et seq.), or any other hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or any agency thereof, or the United States Government or any agency thereof.

               (2)  Notices. Tenant shall immediately notify Landlord in writing
                    -------
of: (i) any enforcement, cleanup, removal or other governmental or regulatory action instituted, completed or threatened pursuant to any law, regulation or ordinance relating to the industrial hygiene, environmental protection or the use, analysis, generation, manufacture, storage, presence, disposal or transportation of any Hazardous Materials (collectively "Hazardous Materials Laws"); (ii) any claim made or threatened by any person against Tenant, the Premises, Project or buildings within the Project relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Materials; and (iii) any reports made to any environmental agency arising out of or in connection with any Hazardous Materials in, on or removed from the Premises, Project or buildings within the Project, including any complaints, notices, warnings, reports or asserted violations in connection therewith. Tenant shall also supply to Landlord as promptly as possible, and in any event within five (5) business days after Tenant first receives or sends the same, with copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Premises, Project or buildings within the Project or Tenant's use thereof. Tenant shall promptly deliver to Landlord copies of hazardous waste manifests reflecting the legal and proper disposal of all Hazardous Materials removed from the Premises.

          B.   Indemnification of Landlord. Tenant shall indemnify, defend (by
               ---------------------------
counsel acceptable to Landlord), protect, and hold Landlord, and each of Landlord's partners, employees, agents, attorneys, successors and assigns, free and harmless from and against any and all claims, liabilities, penalties, forfeitures, losses or expenses (including attorneys' fees) for death of or injury to any person or damage to any property whatsoever (including water tables and atmosphere), arising from or caused in whole or in part, directly or indirectly, by (i) the presence in, on, under or about the Premises, Project or buildings within the Project of any Hazardous Materials where such presence was caused by Tenant, (ii) Tenant's use, analysis, storage, transportation, disposal, release, threatened release, discharge or generation of Hazardous Materials to, in, on, under, about or from the Premises, Project or buildings within the Project, or (iii) Tenant's failure to comply with any Hazardous Materials Laws whether knowingly, unknowingly, intentionally or unintentionally. Tenant's obligations hereunder shall include, without limitation, and whether foreseeable or unforeseeable, all costs of any required or necessary repair, cleanup or detoxification or decontamination of the Premises, Project or buildings within the Project, and the preparation and implementation of any closure, remedial action or other required plans in connection therewith. In addition, Tenant shall reimburse Landlord for (i) losses in or reductions to rental income resulting from Tenant's use, storage or disposal of Hazardous Materials, (ii) all costs of refitting or other alterations to the Premises, Project or buildings within the Project required as a result of Tenant's use, storage, or disposal of Hazardous Materials including, without limitation, alterations required to accommodate an alternate use of the Premises, Project or buildings within the Project, and (iii) any diminution in the fair market value of the Premises, Project or buildings within the Project caused by Tenant's use, storage, or disposal of Hazardous Materials. For purposes of this paragraph 49, any acts or omissions of Tenant, or by employees, agents, assignees, contractors or subcontractors of Tenant or others acting for or on behalf of Tenant (whether or not they are negligent, intentional, willful or unlawful) shall be strictly attributable to Tenant.

          C.   Survival. The provisions of this paragraph 49 shall survive the
               --------
expiration or earlier termination of the term of this lease.

          D.   Landlord's Representation. Landlord hereby represents to Tenant
               -------------------------
as of the date of execution of this lease by Landlord that, to Landlord's actual knowledge, without duty to investigate or inquire, there are no Hazardous Materials on, in or under the Project in violation of any Hazardous Materials Laws.

     50.  SIGNAGE

     Tenant shall not, without obtaining the prior written consent of Landlord (not to be unreasonably withheld, delayed or conditioned), install or attach any sign or advertising material on any part of the outside of the Premises, or on any part of the inside of the Premises which is visible from the outside of the Premises, or in the halls, lobbies, windows or elevators of the building in which the Premises are located or on or about any other portion of the Common Area or Project. Notwithstanding the above, Tenant shall have the right to use the existing monument sign at the Project and a sign in each Project directory ("Permitted Signage"). With respect to the Permitted Signage and any other signage consented to by Landlord at any time, such signage, the location, size, design, color and other physical aspects thereof shall be subject to Landlord's prior written approval and shall be in accordance with any sign program applicable to the Project and shall comply with all applicable laws, statutes, requirements, rules, ordinances and any C.C. & R.'s or other similar requirements. With respect to any permitted sign installed by or for Tenant, Tenant shall maintain such sign or other advertising material in good condition and repair and shall remove such sign or other advertising material on the expiration or earlier termination of the term of this lease. The cost of any permitted sign or advertising material and all costs associated with the installation, maintenance and removal thereof shall be paid for solely by Tenant. If Tenant fails to properly maintain or remove any permitted sign or other advertising material, Landlord may do so at Tenant's expense. Any cost incurred by Landlord in connection with such maintenance or removal shall be deemed additional rent and shall be paid by Tenant to Landlord within twenty
(20) days following notice from Landlord. Landlord may remove any unpermitted sign or advertising material without notice to Tenant and the cost of such removal shall be additional rent and shall be paid by Tenant within twenty (20) days following notice from Landlord. Landlord shall not be liable to Tenant for any damage, loss or expense resulting from Landlord's removal of any sign or advertising material in accordance with this paragraph 50. The provisions of this paragraph 50 shall survive the expiration or earlier termination of this lease.

     51.  SUBMISSION OF LEASE

          The submission of this lease to Tenant for examination or signature by Tenant is not an offer to lease the Premises to Tenant, nor an agreement by Landlord to reserve the Premises for Tenant. Landlord will not be bound to Tenant until this lease has been duly executed and delivered by both Landlord and Tenant.

     52.  PREMISES TAKEN "AS IS"

          Except as otherwise specifically provided in this lease, Tenant is leasing the Premises from Landlord "as is" in their condition existing as of the date hereof. Landlord shall have no obligation to alter or improve the Premises.

     53.  ADDITIONAL RENT

          All costs, charges, fees, penalties, interest and any other payments (including Tenant's reimbursement to Landlord of costs incurred by Landlord) which Tenant is required to make to Landlord pursuant to the terms and conditions of this lease and any amendments to this lease shall be and constitute additional rent payable by Tenant to Landlord when due as specified in this lease and any amendments to this lease.

     54.  [INTENTIONALLY OMITTED]

     55.  INITIAL TENANT IMPROVEMENTS

          Improvements to the Premises shall be constructed and installed in accordance with the plans and specifications, and other terms and conditions set forth in the Tenant Work Letter Agreement attached hereto as Exhibit C, the contents of which are incorporated herein and made a part hereof by this reference. The Tenant Improvements (as defined in Exhibit C) shall be constructed and installed at the expense of Landlord and/or Tenant as set forth in Exhibit C to this lease and in each case shall be performed in a diligent and workmanlike manner.

          Any upgrades, changes or improvements to the Premises or the Project, whether or not required by governmental authority, including without limitation, repair and replacement of HVAC or other building systems, ADA compliance and building code upgrades shall be deemed part of and included in the cost of the Tenant Improvements and shall be paid for as specified in Exhibit C.

     56.  EARLY ACCESS.

          Upon satisfaction of the conditions to effectiveness set forth in paragraph 59 of this lease, Landlord shall provide Tenant with limited access to the Premises prior to the Lease Commencement Date, but only for purposes of constructing the Tenant Improvements in accordance with paragraph 55 above. Except as specifically provided below, Tenant's access to the Premises pursuant to this paragraph shall be subject to all the terms and conditions of this lease, including the insurance obligations specified in paragraph 11. As a condition precedent to Tenant's right to such access to the Premises, Tenant shall provide Landlord with proof that Tenant has satisfied said insurance requirements. Such limited access to the Premises shall not accelerate the commencement or termination dates of this lease specified in paragraph 2 hereof and except as otherwise provided in paragraph 60 below (Early Possession), Tenant shall not be obligated to pay basic rent or common area charges until the commencement of the term.

     57.  OPTION TO EXTEND TERM.

          Landlord grants to Tenant the option to extend the term for one period of five (5) years (the "Extended Term") following the expiration of the initial term set forth in paragraph 2 ("Initial Term") under all the provisions of this lease except for the amount of the basic rent. The basic rent for the Extended Term shall be adjusted to the market rate (as defined in paragraph (c) below); provided that in no event shall the basic rent for the Extended Term be less than the basic rent in effect at the expiration of the Initial Term. This option is further subject to the following terms and conditions:

          (a) Tenant must deliver its irrevocable written notice of Tenant's exercise of this option to Landlord not less than twelve (12) lease months, nor more than fifteen (15) lease months, prior to the expiration of the Initial Term. Time is of the essence with respect to the time period during which Tenant must deliver to Landlord its written notice of exercise and, therefore, if Tenant fails to give Landlord its irrevocable written notice of its exercise of this option within the time period provided above then this option shall expire and be of no further force or effect.

          (b) The parties shall have thirty (30) days from the date Landlord receives Tenant's notice of exercise in which to agree on the amount constituting the market rate. If Landlord and Tenant agree on the amount of the market rate, they shall immediately execute an amendment to this lease setting forth the expiration date of the Extended Term and the amount of the basic rent to be paid by Tenant during the Extended Term. If Landlord and Tenant are unable to agree on the amount of the market rate within such time period, then, at the request of either party, the market rate shall be determined in the following manner: (i) within ten (10) days of the request of either party, Landlord and Tenant shall each select a licensed real estate broker with not less than five
(5) years experience in the business of commercial leasing of property of the same type and use and in the same geographic area, as the Premises; (ii) within fifteen (15) days of their appointment, such two real estate brokers shall select a third broker who is similarly qualified; (iii) within thirty (30) days from the appointment of the third broker, the three brokers so selected shall, acting as a board of arbitrators, then determine the amount of the market rate, basing their determination on standard procedures and tests normally employed in determining market rates and applying the factors included within the definition of market rate set forth in subparagraph (c) below. The decision of the majority of said brokers shall be final and binding upon the parties hereto. If a majority of the brokers are unable to agree on the market rate within the stipulated period of time, the three opinions of the market rate shall be added together and their total divided by three; the resulting quotient shall be the market rate. If, however, the low opinion and/or the high opinion are/is more than 15% lower and/or higher than the middle opinion, the low opinion and/or the high opinion, as the case may be, shall be disregarded. If only one opinion is disregarded, the remaining two opinions shall be added together and their total divided by two and the resulting quotient shall be the market rate. If both the low opinion and the high opinion are disregarded as stated in this paragraph, the middle opinion shall be the market rate. If a party does not appoint a qualified broker within the required time period, the broker appointed by the other party shall be the sole broker and shall determine the market rate. If the two brokers appointed by the parties are unable to agree on the third broker, either of the parties to the lease, by giving ten (10) days' notice to the other party, can apply to the then president of the county real estate board of the county in which the Premises are located, or to the presiding judge of the superior court of that county, for the selection of a third broker who meets the qualifications stated in this paragraph. Each party shall pay the expenses and charges of the brokers appointed by it and the parties shall pay the expenses and charges of the third broker in equal shares. When the market rate has been so determined, Landlord and Tenant shall immediately execute an amendment to this lease stating the basic rent for the Extended Term.

          (c) As used herein, the "market rate" shall be the monthly rental rate, including all escalations, then obtained for five (5) year leases with comparable terms for comparable space in the Project and in buildings and/or projects within the same geographical area of similar type, identity, quality and location as the Project and shall take into consideration the following concessions: (1) rental abatement concessions, if any, being granted to tenants in connection with comparable space; and (2) tenant improvements or allowances being provided for comparable space, taking into account the value of the existing improvements in the Premises.

          (d) Common area charges shall continue to be determined and payable as provided in paragraph 16 of this lease.

          (e) Neither party shall have the right to have any court or other third party determine the market rate or the basic rent. Tenant shall not assign or otherwise transfer this option or any interest therein and any attempt to do so shall render

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

this option null and void. Tenant shall have no right to extend the term beyond the Extended Term. If Tenant is in default under this lease or an event has occurred which with notice or the passage of time would constitute a default under this lease at the date of delivery of Tenant's notice of exercise to Landlord, then such notice shall be of no effect and this lease shall expire at the end of the Initial Term; if Tenant is in default under this lease on the last day of the Initial Term, then Landlord may in its sole discretion elect to have Tenant's exercise of this option be of no effect, in which case this lease shall expire at the end of the Initial Term.

          (f) The rights contained in this paragraph 57 shall be personal to the originally named Tenant and may be exercised only by the originally named Tenant (and may not be transferred or assigned or exercised by any assignee, sublessee, or other transferee of Tenant's interest in this lease) and only if the originally named Tenant occupies the entire Premises as of the date it exercises this option in accordance with the terms of this paragraph 57.

     58.  SUBJECT TO GROUND LEASE

          This lease is subject to the provisions of the Ground Lease (defined in paragraph 1 above) covering the Premises between Landlord and Stanford and attached hereto as Exhibit D. During the term of this lease Tenant shall perform all of Landlord's obligations as Lessee under said Ground Lease, except as otherwise stated herein, and shall be subject to all restrictions in said Ground Lease, including but not limited to restrictions with respect to the use, occupancy and alteration of the Premises. Tenant hereby acknowledges having reviewed the Ground Lease and approves the provisions of the same. In the event of any conflict in the provisions of this lease and the Ground Lease, the latter shall prevail.

     59.  CONDITION TO EFFECTIVENESS

          The effectiveness of this lease is conditioned upon receipt of Stanford's consent hereto at no additional cost or charge to Landlord and termination of all leases of the current tenants in the Premises. Tenant shall be responsible for obtaining Stanford's consent to this lease and approval of the uses specified herein and shall bear all costs related thereto, including without limitation any attorneys fees or other costs or charges of Stanford as may be required under the Ground Lease. If the foregoing conditions are not satisfied on or before the date that is thirty (30) days after the date of execution and delivery of this lease by both parties, then upon written notice of Landlord or Tenant to the other, this lease shall be of no force or effect and Landlord and Tenant shall have no further obligation to each other under this lease.

     60.  EARLY POSSESSION

          Tenant shall be permitted to occupy that portion of the Premises located on the third floor as shown on Exhibit E attached hereto ("Early Occupancy Space"). Tenant shall notify Landlord in writing of its intent to occupy the Early Occupancy Space not less than three (3) days prior to the date that Tenant proposes to commence such occupancy. Commencing on the date that Tenant commences business operations in the Early Occupancy Space (the "Early Occupancy Date"), all terms and provisions of this lease shall apply except that Tenant's obligation to pay basic rent shall be Sixty-nine Thousand Eight Hundred Thirty-six and 40/100 Dollars ($69,836.40) per month, Tenant's percentage share of common area charges shall be twenty-seven and eight one-hundredths percent (27.08%) and Tenant's payment of its estimated share of common area charges shall be Seven Thousand Nine Hundred Twenty-nine and 24/100 Dollars ($7,929.24) per month, which amounts are prorated amounts based on the ratio of the square footage of the Early Occupancy Space to the square footage of the Premises which the parties agree is twenty-seven and eight one-hundredths percent (27.08%) (20,420 + 75,420). Notwithstanding the early possession permitted hereunder, the Lease Commencement Date and the Lease Expiration Date with respect to the entire Premises shall be as defined in paragraph 2 of this lease and the basic rent schedule set forth in paragraph 5 of this lease shall apply to the ten (10) year period commencing on the Lease Commencement Date and ending on the Lease Expiration Date.

     61.  COUNTERPARTS

          This lease may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     62.  HVAC REPLACEMENT

          Tenant agrees, at its cost and expense, to replace the original HVAC units on the roof no later than two (2) years after execution of this lease. These units consist of four (4) 40 ton Trane VAV units, four (4) Reznor heaters, and three (3) 10 ton Trane package units. The final specifications and brand of the equipment and installation will be subject to Landlord's approval. Landlord shall be notified no less than sixty (60) days prior to commencement of the work requesting consent and providing all relevant information regarding the installation. The new units shall be sized to accommodate all expected heat loads per Landlord's mechanical engineer's recommendations. The units will have variable frequency drives, full economizers, and a new control system for economical and long term efficient operation to the latest standards in the industry.

                           [Signatures on next page]

     IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this lease on the date first above written.

Landlord:                               Tenant:
--------                                ------

ARASTRADERO PROPERTY,                   ALTAVISTA COMPANY
a California general                    a Delaware corporation
partnership

By:  McCandless - Triad, a
     California general                 By: /s/ Ken Barber
     partnership, Partner                  ---------------------------
                                        Name: Ken Barber
                                             -------------------------
     By: /s/ Jean A. McCandless         Title: C.F.O
        --------------------------            ------------------------
         Jean A. McCandless,
         as Trustee under the           Date: September 13, 1999
         Charles S. McCandless               -------------------------
         and Jean A. McCandless
         Inter Vivos Trust
         Agreement dated                By: /s/ Stephanie Lucie
         January 25, 1977,                 ---------------------------
         Partner                        Name: Stephanie Lucie
                                             -------------------------
                                        Title: V.P. & General Counsel
     By: /s/ Birk S. McCandless
        --------------------------
         Birk S. McCandless,            Date: September 13, 1999
         as Trustee under the                -------------------------
         Birk S. McCandless
and
         Mary McCandless Inter
         Vivos Trust Agreement
         dated February 17,
         1982, Partner


     By: /s/ Gregory B. McCandless
        --------------------------
         Gregory B. McCandless,
         as Trustee under the
         Gregory B. McCandless
         and Gloria M.
         McCandless Inter Vivos
         Trust Agreement dated
         November 24, 1982,
         Partner

By:  Computer Curriculum
     Partnership, a California
     general partnership,
     Partner


     By: /s/ Patrick Suppes
        --------------------------
         Patrick Suppes,
         Managing Partner
                                      51